SCHEDULE 14A
                           (Rule 14a-101)

              INFORMATION REQUIRED IN PROXY STATEMENT

                      SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
        Exchange Act of 1934 (Amendment No.                )


Filed by the registrant       X

Filed by a party other than the registrant

Check the appropriate box:
 Preliminary proxy statement       X
 Definitive proxy statement
 Definitive additional materials
 Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                  Bedford Property Investors, Inc.
          (Name of Registrant as Specified in Its Charter)

                          Donald A. Lorenz
             (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
 X       $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
 $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)
(3).
 Fee  computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:


  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

Dear Shareholder:

The directors and officers join me in extending to you a cordial invitation to attend our Annual Meeting of Stockholders. This meeting will be on ____________ at __________ __.m., at the ______________________in _________,
California.

Enclosed please find the Proxy Statement. We apologize for the length of the Proxy Statement, but it reflects the proposed sale of $50 million of Series A Convertible Preferred Stock, a transaction your management recommends FOR approval. In addition, the Proxy includes the customary election of directors and two proposals amending the Charter of the Company. One proposal creates an new class of stock to be known as Series A Convertible Preferred Stock, and also limits the transferability of shares of Common Stock which is intended to protect the Company from failing to meet one of the conditions to qualify as a REIT. The other proposal deletes Article VIII of the Charter relating to certain business combinations.

The sale of $50 million of Series A Convertible Preferred Stock will enable the Company to grow in the near term. Your careful review of this transaction and your support will be greatly appreciated.

Your management and Board of Directors unanimously recommend that you vote FOR all of the proposals.

Please take time to review and vote on each proposal. Your vote is important. Please remember to return your Proxy cards.

Hope to see you at the Annual Meeting.

Very truly yours,



Peter B. Bedford
Chairman of the Board and
Chief Executive Officer

                     BEDFORD PROPERTY INVESTORS, INC.
                           270 Lafayette Circle
                           Lafayette, CA  94549

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To Be Held _____________________, 1995


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), will be held at on _______________, 1995, at _______________________,
local time, to consider the following proposals:

     1. To elect five Directors to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualify;

     2. To consider for approval the sale and issuance of 8,333,334 shares of Series A Convertible Preferred Stock of the Company to AEW Partners, L.P. for an aggregate purchase price of $50 million;

     3. To amend the charter of the Company (the "Charter") (i) to create a new class of stock of the Company to be known as "Series A Convertible Preferred Stock", and to state the terms of such class and (ii) to substitute a new
Article VII, containing provisions limiting the transferability of shares of Common Stock intended to reduce the risk that the Company would fail to satisfy one of the requirements for qualifying as a real estate investment trust for federal income tax purposes;

     4. To amend the Charter to delete in its entirety Article VIII, relating to certain business combinations; and

     5. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on _______________, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON.  THE
PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF STOCKHOLDERS
HOLDING SHARES ENTITLED TO CAST A MAJORITY OF ALL VOTES ENTITLED TO BE CAST AT THE MEETING SHALL CONSTITUTE A QUORUM. IF YOU CANNOT ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                              By Order of the Board of Directors



                              JENNIFER I. MORI
                              Secretary

___________________, 1995
Lafayette, California

                              PROXY STATEMENT

                             TABLE OF CONTENTS

                                                                       Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

PROPOSAL 1  ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . .  3
         Executive Officers of the Company . . . . . . . . . . . . . . .  6
         Compensation of Executive Officers. . . . . . . . . . . . . . .  7
         Compensation of Directors . . . . . . . . . . . . . . . . . . . 10
         Committees and Meetings of the Board of Directors . . . . . . . 11
         Compensation Committee Interlocks and Insider Participation . . 12
         Certain Other Matters . . . . . . . . . . . . . . . . . . . . . 12
         Option Grants . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Aggregate Option Values at Year-End 1994. . . . . . . . . . . . 14
         Security Ownership of Certain Beneficial Owners and
            Management . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Certain Relationship and Related Transactions . . . . . . . . . 15
            Cost of Acquisitions . . . . . . . . . . . . . . . . . . . . 15
            Other Transactions . . . . . . . . . . . . . . . . . . . . . 16
         Vote Required; Recommendation of the Board of Directors . . . . 17

PROPOSAL 2  APPROVAL OF THE SALE AND ISSUANCE OF 8,333,334 SHARES OF
            SERIES A CONVERTIBLE PREFERRED STOCK . . . . . . . . . . . . 18
         The Series A Convertible Preferred Stock Purchase Agreement . . 18
            General. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
            Reasons for AEW Stock Sale . . . . . . . . . . . . . . . . . 18
            Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . 19
            Certain Rights Under the Stock Purchase Agreement. . . . . . 20
            Certain Ancillary Agreements . . . . . . . . . . . . . . . . 24
            Fees and Expenses Payable in Connection with the Offering. . 26
            Conditions to Closing. . . . . . . . . . . . . . . . . . . . 27
            Listing of the Common Stock Issuable Upon Conversion of
              the AEW Preferred Stock. . . . . . . . . . . . . . . . . . 27
         Certain Considerations. . . . . . . . . . . . . . . . . . . . . 28
         Vote Required; Recommendation of the Board of Directors . . . . 33

PROPOSAL 3  AMENDMENT OF CHARTER TO CREATE A NEW CLASS OF STOCK OF
            THE COMPANY TO BE KNOWN AS "SERIES A CONVERTIBLE
            PREFERRED STOCK", TO STATE THE TERMS OF SUCH STOCK AND TO SUBSTITUTE A NEW ARTICLE VII REGARDING THE
            TRANSFERABILITY OF THE COMPANY'S STOCK . . . . . . . . . . . 34
         Terms of the Series A Convertible Preferred Stock . . . . . . . 34
            General. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            Ranking. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
            Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . 35
            Liquidation Preference . . . . . . . . . . . . . . . . . . . 36
            Redemption . . . . . . . . . . . . . . . . . . . . . . . . . 37
            Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . 39
            Conversion Rights. . . . . . . . . . . . . . . . . . . . . . 41
            Protective Provisions. . . . . . . . . . . . . . . . . . . . 43
            Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . 45
         Limitations on Transferability of the Company's Stock . . . . . 45
            The Current Charter Provision. . . . . . . . . . . . . . . . 45
            The Articles of Amendment. . . . . . . . . . . . . . . . . . 45
         Vote Required; Recommendation of the Board of Directors . . . . 49

PROPOSAL 4  AMENDMENT OF CHARTER TO DELETE THE PROVISIONS OF
ARTICLE
            VIII REGARDING CERTAIN BUSINESS COMBINATIONS . . . . . . . . 50
         Vote Required; Recommendation of the Board of Directors . . . . 52

INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . . . . . . . 52

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. . . . . . . . . . . . 53

STOCKHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . 53




                                 EXHIBITS

EXHIBIT A  Articles of Amendment Defining the Terms of the Series
           A Convertible Preferred Stock and Amending the
           Limitations on the Transferability of the Company's
           Stock

EXHIBIT B  Articles of Amendment Deleting Article VIII (relating to Certain Business Combinations) from the Charter

                     BEDFORD PROPERTY INVESTORS, INC.
                           270 Lafayette Circle
                           Lafayette, CA  94549

                           _____________________

                              PROXY STATEMENT
                           _____________________

                         __________________, 1995
                      Annual Meeting of Stockholders


                               INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), to be exercised at the Annual Meeting of Stockholders to be held on _______________, 1995, at
                                                  , at ____________, local time,
and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    This Proxy Statement and the enclosed Proxy Card are being mailed to the Stockholders on or about _______________, 1995.

    Only the holders of record of the shares of Common Stock at the close of business on _______________, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, ______________ shares of Common Stock were outstanding, each of which is entitled to cast one vote.

    The presence at the Annual Meeting, in person or by proxy, of Stockholders holding shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the election of directors (Proposal 1). With respect to the approval of the sale of Series A Convertible Preferred Stock (Proposal 2), abstentions and broker non- votes will have no effect on the result of the vote, assuming that the number of votes cast represents over 50% of all outstanding shares of Common Stock. With respect to the amendments to the Charter of the Company (the "Charter") (Proposals 3 and 4), abstentions and broker non-votes will have the same effect as votes against those Proposals.

    The approval of each of Proposals 2 and 3 is contingent on the approval of the other. Unless both proposals are approved by the Stockholders, neither proposal will be permitted to become effective by the Company.

    All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may also solicit proxies by mail, telephone, facsimile or in person. Additionally, the Company may retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies, at a cost of approximately $_______________ plus expenses, which would be borne by the Company.

    The shares of Common Stock represented by all properly executed Proxy Cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or Proxy Card bearing a later date or (b) by voting in person at the Annual Meeting.

                                PROPOSAL 1

                           ELECTION OF DIRECTORS


    Stockholders are not permitted to cumulate votes in the election of directors. The nominees for election as directors of the Company and their principal occupations for the past five years, their ages and the number of shares of Common Stock beneficially owned by them on April 28, 1995 are set forth below.
If any nominee is unable or unwilling to serve as director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Nominating Committee. It is not expected that any nominee will be unable or unwilling to serve as director. All directors are elected to serve until the next annual meeting of Stockholders and their successors are duly elected and qualify.


                                                          Shares       Percent
                    Business Experience         Director  Beneficially     of
Name      Age       During Past Five Years        Since     Owned       Class

Claude M.
Ballard   65   Chairman (1992-1994) and a member    1992    71,000(1)    1.1%
               (1987-1994) of the Board of Rocke-
               feller Center Properties, Inc. (a
               real estate investment trust);
               Limited Partner of The Goldman Sachs
               Group, L.P. (since 1989); Limited
               Partner of Goldman Sachs & Co. (1988-
               1989); Director of American Building
               Maintenance Industries, Inc. (1981-
               1994) (building maintenance);
               Director of CBL & Associates (since
               1993) (a real estate investment
               trust); Director of Taubman Centers,
               Inc. (since 1993) (a real estate
               investment trust); Trustee of Mutual
               Life Insurance Company of New York
               (1989-1994); Chairman of Merit Equity
               Partners, Inc. (since 1989) (property
               acquisition and management); Director
               of Horizon Hotels, Inc. (since 1990)
               (hotel ownership and management).
Peter B.
Bedford   57   Chairman of the Board and Chief        1992 1,606,825(2)   25.2%
               Executive Officer of the Company
               (since 1992); Director of Bank
               America Corporation (since 1987);
               Director of Bixby Ranch Company
               (since 1985) (a real estate invest-
               ment company); Chairman of the Real
               Estate Center Advisory Board of the
               Wharton School at the University of
               Pennsylvania (1992-1994); Chairman of
               the Board of Kingswood Realty Advi-
               sors, Inc. (1990-1994) (investment
               and asset management);  President of
               Bedford Properties Holdings, Ltd.
               (formerly Bedford Properties, Inc.)
               (since 1962) (real estate development
               and property management).
Anthony
Downs     64   Director of General Growth Proper-      1992   70,500(1)  1.1%
               ties, Inc. (since 1992) (a real
               estate investment trust); Senior
               Fellow at the Brookings Institution
               (since 1977) (non-profit policy
               research organization); Director of
               Massachusetts Mutual Life Insurance
               Co. (since 1993); Director of Pittway
               Corporation (since 1971) (manufac-
               turing company); Director of the
               Urban Land Institute (since 1979);
               Director of Urban Institute (since
               1977); Director of NAACP Legal
               Educational & Defense Fund, Inc.
               (since 1986); Director of NHP
               Foundation (since 1991)  (a housing
               fundation); Executive Consultant to
               Salomon Brothers (1986-1994) and
               Aetna Realty Investors (since 1977).

Anthony M.
Frank    63   Chairman of Acrogen, Inc. (since        1992    78,000(1)   1.2%
               1992) (a bio-tech company); Director
               of Charles Schwab & Co., Inc. (since
               1993); Director of Irvine Apartment
               Communities, Inc. (since 1993) (a
               real estate investment trust);
               Director of Capital Guaranty
               Corporation (since 1993) (a municipal
               bond insurance company); Director of
               General American Investors (since
               1992); Director of Living Centers of
               America (since 1992) (retirement
               centers); Director of Adia Temporary
               Services (since 1994); Director of
               Temple-Inland (since 1992) (a forest
               products company); Postmaster General
               of the United States (1988-1992);
               Chief Executive Officer of First
               Nationwide Bank (1971-1988).

Martin I.
Zankel,
 Esq.   60   Senior Partner at the law firm of     1992      90,000(1)   1.4%
               Bartko, Zankel, Tarrant & Miller and
               predecessor firms (since 1979);
               Chairman of the Board and Chief
               Executive Officer of Landsing Pacific
               Funds, Inc. (since 1992) (a real
               estate investment trust).

(1) Number of shares beneficially owned includes, for each of these directors, exercisable options to acquire 70,000 shares each. Voting power and investment power are not shared with others.

(2) Includes 100,000 shares owned by Mr. Bedford's daughter and 95,000 shares of Common Stock subject to exercisable options. Mr. Bedford has sole voting power with respect to all of said shares. Additionally, Mr. Bedford has sole voting power with respect to 200,000 shares owned by his two sons.


    The following persons have been chosen by the prospective purchasers of the Series A Convertible Preferred Stock to serve as directors of the Company contingent on the closing of the sale of the Series A Convertible Preferred Stock. See Proposal 2 and Proposal 3 - "Terms of the Series A Convertible Preferred Stock - Voting Rights". The following persons have not been nominated for election by the Stockholders, and, accordingly, their names do not appear on the enclosed Proxy Card. Rather, they will serve at the election of the holders of Series A Convertible Preferred Stock.

Thomas G. Eastman is a founder and co-chairman of Aldrich Eastman Waltch ("AEW"). He is a board member and former Chairman of the National Association of Real Estate Investment Managers. He is a Member of the Urban Land Institute and its Finance and Membership Committees. He is a Member of the Executive Committee of the Institutional Real Estate Clearinghouse. Mr. Eastman is a graduate of Stanford University (B.A.) and Harvard University
 (M.B.A.).

Thomas H. Nolan, Jr. directors the management of several commingled investment fund portfolios. Mr. Nolan joined AEW in 1984 and has specialized in multi-asset portfolios. Prior to that, Mr. Nolan spent five years with Coopers & Lybrand where he specialized in real estate and financial service organizations. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Nolan is a graduate of the University of Massachusetts (B.B.A.).


Executive Officers of the Company

    The following four (4) persons serve as executive officers of the Company:

                                                                   Shares
                 Business Experience                           Beneficially
Name      Age    During Past Five Years                             Owned

Peter B.
Bedford   57   Chairman of the Board and Chief Executive         1,606,825(3)
               Officer of the Company (since 1992); Director of Bank America Corporation (since 1987);
               Director of Bixby Ranch Company (since 1985) (a real estate investment company); Chairman of the Real Estate Center Advisory Board of the
               Wharton School at the University of
               Pennsylvania (1992-1994); Chairman of the Board of Kingswood Realty Advisors, Inc. (1990-1994)
               (investment and asset management); President of Bedford Properties Holdings, Ltd. (formerly
               Bedford Properties, Inc.) (since 1962) (real estate development and property management).

Donald A.
Lorenz    45   Executive Vice President of the Company (since    0(1)
               September 1994); Chief Executive Officer of
               Tri-Ox (1993-1994) (a manufacturing company);
               Executive Vice President of Bedford Holdings
               Ltd. (1989-1993); Managing Partner of
               Armstrong, Gilmour & Associates (1979-1989) (a certified public accounting firm).

Jay
Spangenberg
          32   Chief Financial Officer of the Company (since     14,650(1)(2)
               1993);
               Project Manager of Kemper Real Estate
               Management Company (1992-1993); Assistant
               Treasurer of Bedford Properties Holdings, Ltd.
               (1990-1992); Assistant Vice President of Bank of America (1985-1990).

Hanh Kihara    47   Controller of the Company (since 1993);      8,750(1)(2)
               Controller (1991-1993) and Assistant Controller
               (1990-1991) of Bedford Properties Holdings,
               Ltd. ; Manager of Armstrong, Gilmour &
               Associates (1988-1990); Certified Public
               Accountant (since 1989).

   (1) The percentage of the shares of Common Stock beneficially owned by each of these executive officers is less than 1% of the Common Stock outstanding.

   (2) Includes, for each of these two executive officers, exercisable options to acquire 8,750 shares of Common Stock.

   (3) Includes 100,000 shares owned by Mr. Bedford's daughter and 95,000 shares of Common Stock subject to exercisable options. Mr. Bedford has sole voting power with respect to all of said shares. Additionally, Mr. Bedford has sole voting power with respect to 200,000 shares owned by his two sons. As noted above, Mr. Bedford beneficially owns 25.3% of the outstanding shares of Common Stock.


Compensation of Executive Officers

  The following table sets forth information regarding compensation paid by the Company for services rendered during the past three years for the Company's Chief Executive Officer and the two most highly compensated executive officers of the Company who were employed by the Company as of December 31, 1994 (collectively, the "Named Executive Officers"). No executive officer other than the Named Executive Officers earned more than $100,000 in any year. The salaries of the two Vice Presidents-Acquisitions were, as of
December 31, 1994, paid by BPI Acquisitions, then a separate division of the Company which was funded by Mr. Bedford. The acquisition personnel are now employed directly by a separate corporation, wholly-owned by Peter Bedford.
See "Certain Relationships and
Related Transactions -- Cost of Acquisitions". Prior to July 1992, the Company's affairs were managed by Kingswood Realty Advisors, Inc., and the Company had no salaried employees.

                        SUMMARY COMPENSATION TABLE

                                                                Long-Term
                             Annual Compensation(1)            Compensation
                                                        Securities Underlying
                                                             Options/SARS
Name and Principal Position     Year         Salary       Options         SARs

Management of Bedford
  Property Investors:

Peter B. Bedford,
Chief Executive Officer(2)      1994         $156,013      10,000(3)      -0-
                                                           50,000(4)
                                1993         $129,615      10,000(3)      -0-
                                1992             -0-       50,000(3)      -0-

Management of BPI Acquisitions:

John Papini,
Vice President-
Acquisitions(5)                 1994         $147,988      20,000(6)   10,000
                                1993         $ 86,135      10,000(4)     -0-

Robert E. Pester,
Vice President-
Acquisitions(7)                 1994         $131,195      30,000(6)  10,000



(1) The Company did not pay any bonuses to any of the Named Executive Officers during the fiscal years covered by the table.

(2) Mr. Bedford did not commence employment with the Company until February 1993. He began serving as a director of the Company in December 1990.

(3)    Represents stock options granted pursuant to the Directors' Stock
       Option Plan.

(4)    Represents stock options granted pursuant to the Employee Stock Option
       Plan.

(5) Mr. Papini commenced employment with the Company in February 1993; however, as of March 1995, he was no longer employed by the Company.

(6) 10,000 of which represent either stock options or stock appreciation rights ("SARs"), at the option of holder thereof, granted under the Employee Stock Option Plan.

(7)    Mr. Pester commenced employment with the Company in February 1994.


  Employment Contract.   On February 16, 1993, the Company entered into an
employment agreement with Mr. Bedford, Chairman of the Board and Chief Executive Officer. Concurrently with the closing of the sale of the Series A Convertible Preferred Stock, the Company will amend its employment agreement (the "Amended Employment Agreement") with
Mr. Bedford. Pursuant to the Amended Employment Agreement, Mr. Bedford has agreed to serve as Chief Executive Officer and Chairman of the Board on a substantially full-time basis for a term of five years from the date of the closing of the sale of Series A Convertible Preferred Stock. Under the contract, both currently and as amended, the Company agrees to pay Mr. Bedford $150,000 per annum. If the Company fails to give Mr. Bedford one year notice of termination of his employment, he will be entitled to severance pay equal to one year's salary. The Amended Employment Agreement expires in 2000, but will be automatically renewable for an additional one-year term unless either party notifies the other of termination thereof.

  Employee Stock Option Plan. A total of 1,800,000 shares of the Company's Common Stock have been reserved for issuance under the Company's 1985 Stock Option Plan (the "Employee
Stock Option Plan"). The Employee Stock Option Plan expires by its own terms in 2003.

The Employee Stock Option Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options and SARs to officers, key employees and consultants of the Company. Incentive stock options may be granted only to employees. The Employee Stock Option Plan is administered by the Compensation Committee, which determines the terms of options and SARs granted, including the exercise price, the number of shares subject to an option, and an option's exercisability. Options granted to employees are exercisable upon vesting, which typically occurs over a four-year period.

  The Employee Stock Option Plan requires that the exercise price of incentive stock options be at least equal to the fair market value of such shares on the date of grant and that the exercise price of non-qualified stock options be equal to at least 85% of the fair market value of such shares on the date of grant. The maximum term of options granted under the Employee Stock
Option Plan is ten years. Incentive stock options may not be granted to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock.

  SARs may be granted in conjunction with stock options granted under the Employee Stock Option Plan and entitle the holder to receive the difference between the fair market value and the exercise price of the Common Stock receivable upon exercise of the underlying option. The value of a SAR may be paid in cash or Common Stock, at the option of the Company. A SAR granted in tandem with an incentive stock option may not be exercised if a previously issued incentive stock option or related SAR held by such person remains outstanding. The exercise of a SAR results in the termination of the related option on a share-for-share basis. Shares covered by such terminated options are not eligible for reissuance under the Employee Stock Option Plan.

Compensation of Directors

  Members of the Board of Directors who are not employees of the Company are currently paid an annual retainer fee of $12,500 and an additional fee of $2,500 for each Board meeting attended. Any Director attending in person a duly constituted meeting of a committee of the Board of Directors of which such Director is a member shall receive, in addition to any other fees to which he may be entitled, a separate meeting attendance fee equal to $2,500 for his or her attendance in person at any such committee meeting not held on the same day, the day preceding or the day following a regular or special meeting of the Board of Directors. Any member of the Board of Directors who participates in a regular or special meeting of the Board of Directors by conference telephone or similar communications equipment shall receive $600 for each such meeting. Directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings. If a Director travels to conduct a site inspection of a property to be acquired by the Company, such Director is paid $1,000 per day and reimbursed for related travel expenses. Directors receive no other compensation for their services on behalf of the Company (except under the 1992 Directors' Stock Option Plan).

  1992 Directors' Stock Option Plan. Under the Company's 1992 Directors' Stock Option Plan (the "Directors' Plan"), members of the Board of Directors are granted non-qualified stock options. The aggregate number of shares of Common Stock reserved for issuance under the Directors' Plan is 500,000. The Directors' Plan is administered by the Compensation
Committee of the Board of Directors of the Company. Pursuant to the Directors' Plan, each first year director is granted an option for 50,000 shares of Common Stock effective on the date on which such person becomes a director, and an additional option for 10,000 shares on the date of each successive annual meeting, provided they are re-elected to the Board. On May 20, 1992, subject to subsequent approval of the Directors' Plan by the Company's Stockholders, each of the five Directors was granted an option for 50,000 shares of Common Stock at an exercise price of the then market price (as defined in the Directors' Plan) of $2.665 per share.
 On June 9, 1993, each of the same five Directors was granted an additional option for 10,000 shares of Common Stock at the then market price of $3.856 per share. On May 18, 1994, each of the same five Directors was granted an additional option for 10,000 shares of Common Stock at the then market price of $6.483 per share. Options granted under the Directors' Plan are exercisable six months from the date of grant. As of November 18, 1994, all options granted under the Directors' Plan were exercisable. As of April 28, 1995, no options granted under the Directors' Plan had been exercised. As of April 28, 1995, the market value of Common Stock subject to options under the Directors' Plan, as measured by the closing price on the New York Stock Exchange, was $5.50 per share.

Committees and Meetings of the Board of Directors

  The Board of Directors held four regular meetings and no special meetings during the 1994 fiscal year. During that period, no director was absent from any meeting of the Board or of any committee on which he served.

  The Company has an Audit Committee which consists of Messrs. Ballard (Chairman), Downs and Frank. The Audit Committee reviews the internal controls of the Company and reviews the services performed and to be performed by the independent auditors of the Company during the year. The Audit Committee also meets regularly with the independent auditors to review the quarterly financial statements of the Company and to review the scope and results of the annual audit. The Audit Committee held one meeting during 1994.

  The Company has a Compensation Committee which consists of Messrs. Downs (Chairman), Frank and Zankel. The Compensation Committee is responsible, with respect to stock options, for the administration of stock option plans of the Company, including the Employee Stock Option Plan and the 1992 Directors' Stock Option Plan. A description of the Employee Stock Option Plan, the 1992 Directors' Stock Option Plan and the 1989 Share
Equivalent Incentive Plan is included under "Compensation of Directors and Executive Officers". The Compensation Committee met once during 1994.

  The Company also has a Nominating Committee which consists of Messrs. Frank (Chairman) and Ballard. The Nominating Committee is responsible for submitting nominations for the various officers and for directors which elections are to be held at the Annual Meeting of Stockholders. The Nominating Committee does not consider nominees proposed by Stockholders. The Nominating Committee held one meeting in 1994.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee during 1994 were Messrs. Downs, Frank and Zankel. None of these individuals were officers or employees of the Company at any time during the year ended December 31, 1994, nor have any of these individuals ever been an officer of the Company or any of its subsidiaries. In addition, none of the executive officers of the Company served on the compensation committee of another entity or as a director of an entity which employs any of the members of the Compensation Committee.

Certain Other Matters

  Mr. Bedford did not file a Form 4 in connection with certain transactions involving the sale of shares held by Kingswood Realty Advisors, Inc., which is now subject to bankruptcy proceedings. In addition, Mr. Bedford did not file a Form 4 with respect to the transfer of shares in certain other transactions. Mr. Bedford filed a Form 5 at year end reporting all of such sales.

Option Grants

  The following table sets forth certain information concerning options/SARs granted during 1994 to the Named Executive Officers.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                           Number of      % of Total     Exer-
                           Securities    Options/SARs    cise
                           Underlying      Granted to    or Base      Expira-
                           Options/SARs   Employees in   Base Price   tion
Name                        Granted         Fiscal Year   ($/Share)    Date

Peter B. Bedford            10,000(1)          5.2%       6.483     11/18/99
                            50,000(2)         26.2%        7.00      5/18/99

John Papini                 10,000(2)          5.2%        7.00      5/18/99
                            10,000(2)          5.2%        6.875     9/23/04

Robert E. Pester            10,000(2)          5.2%        7.00      5/18/99
                            10,000(2)          5.2%       6.875      3/16/04
                            10,000(2)          5.2%       6.875      9/23/04


   (1) Stock Options granted pursuant to 1992 Directors Stock Option Plan, which options vest and become exercisable six months from the date of grant.

   (2) Stock Options granted pursuant to Employee Stock Option Plan, which options vest and become exercisable at a rate of 25% per year either from the date of employment or the date of grant.


  In addition to the options indicated above, on May 18, 1994, options to purchase up to 51,000 shares of Common Stock were granted to officers and employees other than the Named Executive Officers under the Company's
Employee Stock Option Plan (the "Employee Plan") at the then market price of $7.00 per share. Additionally on September 23, 1994, options to purchase up to 30,000 shares of Common Stock (or SARs, at the option of the holders) were granted at the then market price of $6.875 per share. Such options vest and become exercisable at a rate of 25% per year from either the date of employment or the date of grant. In general, the Employee Plan provides that all options held by an officer or employee shall be cancelled upon termination of employment and after the expiration of specified time periods during which the optionee may exercise his or her options. As of April 28, 1995, the market value of Common Stock subject to options under the Employee Plan, as measured by the closing price on the New York Stock Exchange, was $5.50 per share. No stock options or SARs were exercised in 1994.

Aggregate Option Values at Year-End 1994

  The Named Executive Officers did not exercise any stock options or SARs in 1994. The following table sets forth the number and aggregate dollar value of Named Executive
Officers' unexercised options at the end of 1994.

                           AGGREGATED OPTION/SAR
                       EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES

                                                       Value of Securities
                         Number of Securities          Unexercised in-the-
                        Underlying Unexercised          Money Options at
                        Options/SARs at FY-End                 FY-End
Name                   Exercisable  Unexercisable   Exercisable Unexercisable

Peter B. Bedford         82,500        37,500         $158,190       $0
John Papini               5,000        25,000           $3,125      $9,375
Robert E. Pester              0        30,000            $0          $0


Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth information as of April 28, 1995, with respect to each person who is known by the Company to own beneficially more than 5% of the shares of its Common Stock, and with respect to shares owned beneficially by all directors and officers of the Company as a group:

                                       Number of Shares          Percent
            Name and Address          Beneficially Owned   Outstanding Shares

            Peter B. Bedford              1,606,825(1)            25.2%
            270 Lafayette Circle
            Lafayette, CA  94549

            All Directors and Officers    1,950,566(2)            30.6%
            as a group (10 persons)



   (1) Includes 100,000 shares owned by Mr. Bedford's daughter and 95,000 shares of Common Stock subject to exercisable options. Mr. Bedford has sole voting power with respect to all of said shares. Additionally, Mr. Bedford has sole voting power with respect to 200,000 shares owned by his two sons.

   (2) Includes exercisable options to purchase 397,500 shares.


Certain Relationship and Related Transactions

  Cost of Acquisitions

  From February 1993 until December 31, 1994, all of the Company's activities relating to debt and equity financings and the acquisition of new properties (the "Acquisition Services") were handled under an arrangement with Mr. Bedford whereby he provided acquisition and financing personnel (the "Acquisition Personnel"), allocable overhead costs, and the costs of all due diligence conducted prior to an acquisition. Upon the completion of a financing or the acquisition of a property, Mr. Bedford was paid a fee by the Company equal to the lesser of (a) 1-1/2% of the gross amount raised or of the purchase price of a property, as the case may be, or (b) an amount equal to (i) the aggregate amount of costs funded by Mr. Bedford through the time of such acquisition or financing minus (ii) the aggregate amount of fees previously paid to Mr. Bedford pursuant to such arrangement. In no event would the aggregate amount of fees paid to Mr. Bedford exceed the aggregate amount of costs funded by Mr. Bedford. Such fees were capitalized by the Company as part of the direct costs of acquisition and financing activities. As of December 31, 1994, the Company had paid Mr. Bedford an aggregate amount of $903,000 pursuant to this arrangement, which was $712,000 less than the amount of total acquisition and financing costs funded by Mr. Bedford. Commencing as of January 1, 1995, the Acquisition Services have been performed by Bedford Acquisitions, Inc. d/b/a/ BPI Acquisitions ("BPIA"), a California corporation wholly owned by Mr. Bedford, pursuant to a written contract. Accordingly, the Acquisition Personnel previously employed by the Company are now employed by BPIA, and all amounts previously owed to Mr. Bedford personally are now owed to BPIA. The substantive financial terms of the arrangement remain unchanged. See Proposal 2 - "The Series A Convertible Preferred Stock Purchase Agreement - Certain Ancillary Agreements".

  Upon closing of the sale of Series A Convertible Preferred Stock, the Company will pay $750,000 to BPIA for its services and expenses in connection with the sale. In addition, upon closing of the Amended Credit Facility, as defined hereafter, the Company will pay
BPIA $555,000 in connection therewith.  Amounts paid will be in accordance with the agreement between BPIA and the Company, and will not exceed the actual costs incurred by BPIA.

  Other Transactions

  The Company is leasing 2,400 square feet of industrial space on a month-to-month basis at a market rental rate of $1,288 per month to a company wholly-owned by Mr. Bedford.

  During 1994, furniture and equipment was purchased from a company wholly owned by Mr. Bedford. The purchase price of approximately $69,000 was based on independent valuations.

  Martin I. Zankel, a director of the Company, and his associates provided legal services to the Company for which his firm was paid, in the aggregate,
$82,666, in 1994.

  Mr. Bedford is the President and sole director of Kingswood Realty Advisors, Inc.("Kingswood Realty"), a real estate investment advisory company. Kingswood Realty, a former advisor of the Company, ceased operations on January 26, 1994. Following the termination of its operations, Kingswood Realty retained as its sole asset 44,250 shares of the Company's Common Stock while its liabilities consisted of its obligations under three long-term office leases. Although Kingswood Realty was able to negotiate the early termination of one of these leases, the landlords under the other two leases refused to negotiate an early termination of such leases, and as a result Kingswood Realty filed a petition under Chapter 11 of the United States Bankruptcy Code on June 8, 1994. The sole creditors in the bankruptcy proceeding are Kingswood Realty's prior two landlords.

Vote Required; Recommendation of the Board of Directors

  Election as a Director requires the approval of a plurality of all of the votes cast at the meeting. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                                  PROPOSAL 2

           APPROVAL OF THE SALE AND ISSUANCE OF 8,333,334 SHARES
                  OF SERIES A CONVERTIBLE PREFERRED STOCK

THE APPROVAL OF THE SALE OF THE SERIES A CONVERTIBLE PREFERRED STOCK
PURSUANT TO THIS PROPOSAL 2 IS CONTINGENT UPON THE APPROVAL OF THE PROPOSED CHARTER AMENDMENT IN PROPOSAL 3. UNLESS BOTH PROPOSALS ARE APPROVED, NEITHER PROPOSAL WILL BE PERMITTED TO BECOME EFFECTIVE BY THE COMPANY.

The Series A Convertible Preferred Stock Purchase Agreement

  General

  As required by the rules of the New York Stock Exchange (the "NYSE"), the Stockholders are being asked to approve the sale and issuance of Series A Convertible Preferred Stock to AEW Partners, L.P., a Delaware limited partnership, or to a single affiliate of AEW to be identified prior to Closing (either of which is referred to hereafter as "AEW"). The
Company has entered into a Series A Convertible Preferred Stock Purchase Agree-ment with AEW dated as of May 18, 1995 (the "Stock Purchase Agreement") pursuant to which the Company has agreed to sell and issue on the date of closing of the sale (the "Closing
Date"), and AEW has agreed to purchase, each subject to the conditions set forth in the Stock Purchase Agreement, 8,333,334 shares of Series A
Convertible Preferred Stock (the "AEW Preferred Stock") for $6.00 per share, or in the aggregate, $50 million (the "AEW
Stock Sale"). Each share of AEW Preferred Stock will be convertible, at the option of holder, after two years from the date of issuance into one share of Common Stock. The initial Conversion Price (as hereinafter defined) represents a 5% premium over the average closing price of the Common Stock for the 60 trading days prior to May 18, 1995. The conversion price is subject to adjustment on certain events as more fully described below. Based on the conversion ratio, the AEW Preferred Stock would represent approximately 58% of the outstanding shares of Common Stock following conversion.

  Reasons for AEW Stock Sale

  The Board of Directors believes that the AEW Stock Sale is in the best interest of the Company because it will enable the Company to (i) increase its market capitalization which may, in the future, enable the Company to raise additional equity capital, (ii) increase the amount available under its Credit Facility from $23 million to $60 million and (iii) increase its asset base by using a portion of the proceeds of the AEW Stock Sale to finance real estate acquisitions. Moreover, the Board believes that the consummation of the AEW Stock Sale would be advantageous to the Company because the price of the AEW Preferred Stock, based on its conversion price, represents a 5% premium over the average closing price of the Common Stock for the 60 trading days prior to May 18, 1995 and a 12% premium to the closing price of the Common Stock on May 18, 1995.

  The Board of Directors reserves its right, pursuant to the Stock Purchase Agreement, to amend the provisions of the Stock Purchase Agreement in accordance with its terms and without Stockholder approval, either before or after the approval of the Stock Purchase Agreement, by the Stockholders. The Board also reserves the right to terminate the Stock Purchase Agreement in accordance with its terms, notwithstanding Stockholder approval.

  Use of Proceeds

  After payment of offering expenses (including a placement fee) estimated to be approximately $3.75 million, the Company expects that the proceeds of the AEW Stock Sale (the "Transaction Proceeds") will be used (i) to repay in full outstanding borrowings under the Company's current revolving credit facility with Bank of America, N.T. & S.A. ("BofA") (see "Certain Ancillary Agreements - Amended Credit Facility") estimated to be approximately $19 million, (ii) to finance acquisitions of additional suburban office and industrial properties, and (iii) for general corporate purposes, including working capital. The
Stock Purchase Agreement provides that no more than $20 million of the Transaction Proceeds may be used to repay amounts due under the current credit facility. Management believes, however, that the total amount outstanding under the current credit facility at the Closing Date will not exceed $20 million.

  Certain Rights Under the Stock Purchase Agreement

  The following summarizes certain rights of AEW, its affiliates and its transferees under the Stock Purchase Agreement. In addition to the rights set forth below, AEW and other holders of the AEW Preferred Stock will have certain rights set forth in the proposed amendment to the Charter defining the terms of the AEW Preferred Stock. See Proposal 3 - "Terms of the Series A Convertible Preferred Stock".

  Registration Rights. The AEW Preferred Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly may not be re-offered or re-sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements under the Securities Act. Under the Stock Purchase Agreement, any stockholder owning 40% or more of the Registrable
Securities (as defined hereafter) that have not been sold to the public will have the right, after the second anniversary of the Closing, to require the Company to use its best efforts to register under the Securities Act at least one million shares of Registrable Securities for resale in up to five registrations upon demand, but not more than one demand registration in any 12-month period. In addition, the Company has agreed to include in up to four incidental ("piggyback") registrations shares of Common Stock held by AEW, its affiliates or by any transferee of the registration rights as permitted under the Stock Purchase Agreement (any of which is a "Holder"), provided that the number of shares of Common Stock that such Holder requests to be included is not less than 500,000. If the Company qualifies for the use of Form S-3 as promulgated by the Securities and Exchange Commission (the "SEC"), then at any time after the second anniversary and prior to the seventh anniversary of the Closing, any Holder will have the right to cause the Company to use its best efforts to effect a registration of at least one million shares of the Registrable Securities on behalf of such Holder and other Holders. "Registrable Securities" means the shares of Common Stock issuable upon the conversion of the AEW Preferred Stock and any Common Stock which may be issued or distributed in respect thereof by way of recapitalization, reclassification, stock dividend, stock split or other distribution. The registration rights will be assignable by any Holder to any transferee acquiring at least 500,000 Registrable Securities. The Company will pay all registration expenses in connection with each registration of Registrable Securities pursuant to the Stock Purchase Agreement.

  Right to Participate in Future Offerings. So long as AEW owns shares of AEW Preferred Stock which represent 15% or more of the Outstanding Shares (as defined hereafter), AEW will have the right to purchase for cash its pro rata share of each issuance by the Company of New Securities, as defined hereafter, on the same terms and conditions as the New Securities are offered to third parties. "Outstanding Shares" means the sum of all then outstanding shares of Common Stock plus the shares of Common Stock that would be issued upon the conversion of the then outstanding shares of AEW Preferred Stock. "New Securities" means any voting securities sold and issued for cash or cash equivalents other than (i) securities issuable upon conversion of any convertible voting securities; (ii) securities issuable upon exercise of any options or warrants; (iii) securities issuable pursuant to the Directors' Stock Option Plan and the Employee Stock Option Plan of the Company (together, the "Stock Option Plans"); (iv) securities issuable in consideration of the acquisition of assets or shares of another entity; (v) securities issuable in a firm commitment underwritten public offering; (vi) warrants (or the shares of Common Stock issuable upon exercise thereof) issuable to an underwriter as partial compensation for a firm commitment underwritten public offering; and (vii) securities issuable in connection with any stock split, stock dividend, or recapitalization of the Company.

  Business Combination Provisions; Rights Plan. Among other conditions to closing of the AEW Stock Sale (the "Closing"), the Company is required to (i) exclude AEW, any of its
Affiliates, as defined in the Charter (the "AEW Affiliates"), and any transferee of AEW from a provision of the Charter which would otherwise limit the Company's ability to enter into certain transactions with AEW (the "Charter Provision"), (ii) exempt any business combination between the Company and AEW, any AEW Affiliates and any transferee from the provisions of Section 3-602 of the Maryland General Corporation Law ("MGCL"), and (iii) redeem all Rights (as defined hereafter) outstanding under, and terminate, the Stockholder Rights Plan between the Company and Mellon Bank, N.A., originally dated as of July 18, 1989 (the "Rights Plan") (the Rights
Plan, the Charter Provision, and Section 3-602 of the
MGCL collectively are referred to as the "Takeover Provisions"). See "Certain Considerations - Takeover Provisions".

  Pursuant to the above conditions to Closing, the Board has adopted a resolution, subject to Stockholder approval, to amend the Company's Charter to delete in its entirety
Article VIII, relating to certain business combinations. See Proposal 4. In the event that Proposal 4 is not approved by the Stockholders, it is expected that the Board will submit for stockholder approval at a subsequent stockholder meeting an amendment to the Charter to delete Article VIII. Pursuant to the terms of the AEW Preferred Stock, the holders thereof have the right to vote on such a subsequent proposal to amend the Charter to remove the current
Article VIII therefrom. In addition, Mr. Bedford will enter into an agreement with AEW pursuant to which he will agree to vote his shares of Common Stock in favor of such an amendment.

  Also pursuant to the above conditions to Closing, the Board has adopted an irrevocable resolution to exclude AEW, any AEW Affiliate, and any transferee of AEW from the limitations on business combinations set forth in the Charter, thereby enabling the Company to enter into business combinations (as defined in the Charter) with AEW, subject to any other applicable limitations imposed by law. Similarly, the Board has also adopted an irrevocable resolution exempting any business combination (as defined in the MGCL) with AEW, any AEW Affiliate or any transferee of AEW from the application of the limitations set forth in the MGCL which would otherwise apply to transactions between the Company and
AEW, any AEW Affiliate or any transferee of AEW. Therefore, even if the proposed amendment to the Charter deleting Article VIII is not approved by the Stockholders, the Board has irrevocably waived the application of the business combination provisions set forth in the Charter and the MGCL to AEW, AEW Affiliates and AEW's transferees.

  On July 18, 1989, the Board of Directors of the Company declared a distri-bution of one right (each, a "Right") for each then outstanding share of Common Stock and for each share of Common Stock issued by the Company thereafter and prior to a date specified pursuant to the terms of the related Rights Agreement. Following certain business combinations, the Rights generally entitle the holders thereof to acquire shares of the Company's authorized but unissued Series A Preferred Stock
(which is a completely different and
unrelated class of security from the AEW Preferred Stock) or, if the Company was not the surviving corporation, capital stock of the surviving corporation.
The Company has agreed to redeem all outstanding Rights at a cost of approximately $60,000, and to terminate the Rights Plan as a condition to Closing.

  Reporting Requirements. Pursuant to the Stock Purchase Agreement, the Company will provide either AEW or certain transferees of the AEW Preferred Stock certain monthly, quarterly, and annual reports, as well as a business plan for each fiscal year.

  Share Transfer Covenants. The proposed amendment to the Charter to be submitted for Stockholder approval in Proposal 3 includes an amendment to the Charter which would amend the limitations of the transferability of the Common Stock. More specifically, it will provide certain limitations on the number of shares of the Company's stock which any person may beneficially own (generally 5% of the value of the outstanding shares). These ownership limitations are related to the maintenance of the Company's status as a real estate investment trust (a "REIT") under the Code. This proposed amendment to the Charter, which would replace existing Article VII of the Charter, provides that Mr. Bedford and AEW will be subject to higher ownership limitations, provided that Mr. Bedford and AEW furnish certain representations and undertakings set forth in the proposed amendment to the satisfaction of the Board. In addition, under the terms of this proposed amendment to the Charter, the Board may, in its absolute discretion, withhold its consent to a transfer which would result in the transferee holding an amount in excess of such limitation. Under the Stock Purchase Agreement, however, the Company has agreed that its consent to such a transfer by AEW of all or a portion of the AEW Preferred Stock held by it will not be unreasonably withheld, provided that the proposed transferee supplies such reasonable representations and undertakings as appropriate to ensure that the transfer will not cause the Company to lose its status as a REIT. Therefore, AEW would be subject to a standard different from that which would be applicable to other holders of the Company's stock.

  Bylaw Amendments.  As a condition to the Closing, the Company will amend
Article II, Section 10 of its Bylaws, pursuant to which the Company has opted out of the Control Share Acquisition Statute of the MGCL. The amended Bylaws will provide that this "opt-out" will not be amended without the consent of a majority of the holders of the AEW Preferred Stock. Generally, the Control Share Acquisition provisions are antitakeover provisions which disenfranchise "Control Shares" (as defined in the MGCL) of their voting rights. In addition, the Board will amend the Bylaws to include an acknowledgment that AEW engages in business competitive with the Company, and that any directors affiliated with AEW shall have no obligation to present to the Company opportunities that may be pursued by AEW unless such opportunities were presented to such directors in their capacity as directors of the Company. The Bylaws, as amended, will provide that these provisions may not be amended without the consent of a majority of the outstanding shares of AEW Preferred Stock.

  Certain Ancillary Agreements

  In connection with the Stock Purchase Agreement, and in order to clarify the terms of their relationships, the Company, Mr. Bedford and BPIA have agreed to enter into the following agreements:

  Voting Agreement. Mr. Bedford has executed a Voting Agreement (the "Voting Agreement") with AEW pursuant to which Mr. Bedford will agree to vote his shares of Common Stock in favor of the AEW Stock Sale.

  Standstill Agreement. Mr. Bedford will execute a Standstill Agreement with the Company which will provide, among other things, that Mr. Bedford will not sell or otherwise dispose of certain of his shares of Common Stock, or any interest in any shares of Common Stock, without the consent of the Board of Directors. The Board will give such consent only if the proposed transaction will not cause Mr. Bedford and his Affiliates' ownership interest in the Company to fall below the levels specified in the Stock Purchase
 Agreement and the proposed amendment to the Charter describing the terms of the AEW Preferred Stock.
See Proposal 3 -"Terms of the Series A Convertible Preferred Stock - Voting Rights" and "- Protective Provisions". In addition, the Standstill Agreement will contain certain representations and undertakings concerning the ownership limitations set forth in the proposed amendment to the Charter. See Proposal
3 - "Limitations on the Transferability of the Company's Stock".

  BPIA Agreement. BPIA, a corporation wholly-owned by Mr. Bedford, provides certain services relating to acquisitions and financings by the Company. As a condition to Closing, the Company and BPIA will enter into a written contract (the "BPIA Agreement") memorializing the terms of that unwritten arrangement between the parties. Pursuant to the terms of the BPIA Agreement, upon the completion of a financing or acquisition, the Company will pay BPIA a fee equal to the lesser of (a) 1-1/2% of the gross proceeds of a financing or of the purchase price of the property, as the case may be, and (b) an amount equal to the costs funded by Mr. Bedford through the time of such financing or acquisition minus the aggregate amount of fees previously paid. Under the BPIA Agreement, the Company will pay a fee to BPIA in connection with the closing of the AEW Stock Sale and the Amended Credit Facility. In no event would the aggregate amount of fees paid to BPIA exceed the aggregate amount of costs funded by BPIA. See Proposal 1 - "Certain Relationships and Related Transactions".

  The Amended Credit Facility. Simultaneously with, and as a condition to, Closing, the Company will enter into an amended credit facility with BofA (the "Amended Credit Facility"). As a condition to closing on the Amended Credit Facility, the Company will be required to have closed the AEW Stock Sale. The Amended Credit Facility will, for the first two years of its three-year term, permit borrowings in an aggregate principal amount of up to $60 million at any one time outstanding, subject to limitations as described below. Thereafter, the amount available will be reduced monthly based on a 20-year amortization formula. No borrowing will be permitted after the expiration of the first two years of the term. Outstanding loans under the Amended Credit Facility will bear interest at a floating rate equal to either BofA's published "reference" rate plus .50% or the Inter Bank Offering Rate plus 2.25% per annum.

  The Company's ability to borrow under the Amended Credit Facility is limited to an amount (the "Borrowing Base") equal to the lesser of (i) a specified percentage of the appraised value of the properties which have been pledged as collateral under the facility and (ii) an amount calculated quarterly by reference to net operating income (as such will be defined in the Amended Credit Facility) from properties pledged as collateral under the Amended Credit Facility. The Amended Credit Facility will be secured by mortgages on certain of the properties acquired with the proceeds of the Amended Credit Facility. Before a new property can be pledged as collateral under the Amended Credit Facility and, therefore, added to the Company's Borrowing Base, the property must be approved by BofA.
The Amended Credit Facility will be a full recourse obligation.

  The Amended Credit Facility contains various restrictive covenants which include, among other things, limitations on quarterly dividends, a minimum ratio of cash flow to scheduled maturities of long-term debt, a maximum ratio of debt to tangible net worth, and limitations on liens, mortgages, certain additional indebtedness and a restriction on making loans.

  Under the Amended Credit Facility, the following, among others, will represent events of default: (i) the failure of Mr. Bedford to remain as Chief Executive Officer and Chairman of the Board (unless he is replaced by someone satisfactory to BofA) and (ii) the
Company's failure to pay two consecutive dividends owing to the holders of the AEW Preferred Stock and the exercise by such holders of any of their rights arising therefrom.

  Fees and Expenses Payable in Connection with the Offering

  Pursuant to an agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the Company's Financial Advisor, the
Company has agreed to pay at Closing to Merrill Lynch five percent of the gross offering proceeds, or
$2.5 million. The Company has agreed to pay all reasonable due diligence and legal expenses incurred by AEW, but not more than $500,000, if the transaction closes or if the transaction fails to close for any reason other than breach by AEW. In addition, pursuant to the BPIA Agreement, the Company will pay a fee of $750,000 to BPIA for the services and expenses incurred in connection with the AEW Stock Sale.

  Conditions to Closing

  Each of the Company's and AEW's obligations to effect the closing of the AEW Stock Sale is subject to various conditions, including that the AEW Stock
Sale shall have been approved by the Stockholders.

  AEW's obligation to consummate the Closing is subject to certain additional conditions, including the following: (i) that the Company shall have closed, simultaneously with the closing of the AEW Stock Sale, on the Amended Credit Facility with BofA, the material terms of which shall be reasonably satisfactory to AEW, (ii) that the average closing sale price of the Common Stock as reported by the NYSE for the seven business days immediately preceding the Closing Date shall be at least $5.25, (iii) AEW's review, inspection and approval, within the due diligence period as set forth in the Stock Purchase Agreement of
all economic, legal, physical and environmental matters relating to the Company and the assets of the Company, (iv) that the Company shall have terminated its Rights Plan and redeemed all outstanding rights for an aggregate consideration of no more than $60,000, and (v) that either (a) the amendment to the Charter to remove Article VIII shall have been approved by the Stockholders, or (b) Mr. Bedford shall have entered into an agreement reasonably satisfactory to AEW pursuant to which he will vote his shares in favor of the proposal to delete Article VIII and will not assert, directly or indirectly, against AEW or its affiliate the provisions of Article VIII.

  Listing of the Common Stock Issuable Upon Conversion of the AEW Preferred
Stock

  The AEW Preferred Stock will not be listed for trading on any exchange. Effective upon Closing, the Common Stock issuable upon conversion of the AEW Preferred Stock will be listed on the New York Stock Exchange and the Pacific Stock Exchange.

Certain Considerations

  While the Board is of the opinion that the AEW Stock Sale is in the best interest of the Company and its Stockholders, Stockholders should consider the following possible effects when evaluating the transaction.

  Takeover Effect. The consent of AEW and of any transferee holding 50% or more of the outstanding AEW Preferred Stock, will be required to effect any Major
Transactions (as defined hereafter), including, among others, any merger or consolidation of the Company, and the sale of assets with a purchase price of more than $10 million. See Proposal 3 - "Terms of the Series A Convertible Preferred Stock - Protective Provisions". Such veto right remains in effect for so long as the outstanding AEW Preferred Stock represents 15% or more of the Outstanding Shares. In addition, in connection with the agreement, the Board of Directors has submitted for Stockholder approval additions to the Charter which would amend the limitations on the transferability of the Company's stock in certain circumstances. See Proposal 3 - "Limitations on Transferability of the Company's Stock". Such provisions will reduce the amount of shares of Common Stock which a potential purchaser may acquire. This ownership limitation and/or the veto right could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Company's stock or otherwise be in the best interest of the Stockholders.

  Approval Rights with Respect to Certain Transactions. Subject to certain limitations, the consent of AEW, and of any transferee holding 50% or more of the outstanding AEW Preferred Stock, will be required for the Company to make substantial investments, issue substantial amounts of debt, to modify the executive compensation or employment contracts, or to change the Company's business plan. As a result, although the Board of Directors and the Company's management will continue to manage the ordinary business affairs of the Company, AEW will have the power to exercise a controlling influence over most substantial transactions. Moreover, absent any redemption of the AEW Preferred Stock by the Company, AEW will have the right to maintain its percentage ownership interest in the Company, and therefore to preserve its ability to exercise a controlling influence over the Company's affairs. Although the Board of Directors generally owes a fiduciary duty to the Company, there can be no assurance that the interests of AEW, and indirectly the directors elected by the holders of the AEW Preferred Stock, will not differ from or conflict with the interests of the holders of Common Stock. See "- Certain Rights Under the Stock Purchase Agreement - Right to Participate in Future Offerings" and Proposal 3 - "Terms of the
Series A Convertible Preferred Stock - Approval of Major Transactions" and - "Terms of the Series A Convertible Preferred Stock - Redemption".

  Right to Cause Redemption. In the event that the Company (i) fails to pay dividends on the AEW Preferred Stock for two consecutive quarters following the first anniversary of the Closing, (ii) defaults in the payment of any institutional debt, (iii) fails to obtain the consent of AEW prior to taking certain actions, or (iv) fails to reach certain financial performance levels, then the holders of the AEW Preferred Stock will have the right, subject to applicable laws regarding legal distributions, to cause the Company to redeem all of the then outstanding shares of AEW Preferred Stock at a price of $6.00 per share plus all accrued dividends payable thereon. In that case, the Company could experience substantial difficulty in financing such redemption and may be required to liquidate a substantial portion of its properties to that end. In addition, it is likely that the resultant financial strain on the Company's capital resources would adversely affect the market price of the Common Stock.

  Amended Credit Facility; Event of Default. Under the terms of the Amended Credit Facility, the failure of the Company to pay two consecutive dividends payable to the holders of the AEW Preferred Stock and the exercise by such holders of their rights arising therefrom will constitute an event of default. Therefore, the Credit Facility will not provide a source of funds to finance any redemption of the AEW Preferred Stock. In addition, the Company expects to rely on the Amended
Credit Facility as a primary source of capital to finance both acquisitions as well as its day-to-day operations. The absence of the availability of the Credit Facility would have a material adverse effect on the operations of the Company, and, ultimately, on an investment in the Company's Stock.

  Removal of Certain Takeover Provisions. As a condition to Closing, the Board of Directors has agreed to waive the application of the provisions of the
Company's Charter and the MGCL which would otherwise limit the Company's ability to enter into transactions
with AEW, and to terminate the Rights Plan.  See "Certain Rights Under the
Stock Purchase Agreement - Business Combination Provisions; Rights Plan".
 In addition, in the event that the Stockholders do not approve the proposed amendment to the Charter which would remove the business combination provisions in the Charter (Proposal 4), the holders of the AEW
Preferred Stock will thereafter be entitled to vote on proposals to delete such provisions. Because of the number of shares of AEW Preferred Stock which likely will be outstanding at the time of such a vote, it is likely that such a subsequent proposal would be adopted. Moreover, Mr. Bedford will enter into an agreement pursuant to which he will agree to vote his shares in favor of any such proposed amendment. The removal of all of these Takeover Provisions would, absent the right of AEW and certain of its transferees to veto most substantial transactions, meaningfully increase the Company's vulnerability to (i) coercive two-tiered, front-end loaded or partial offers which may not offer full value to all Stockholders; and (ii) market accumulators who through open market or private purchases would be able to exercise a controlling influence over the policies of the Company without paying to selling or remaining Stockholders a fair and adequate price, including a sufficient premium for such controlling interest, or who are simply interested in putting the Company into "play". The Board believes that the Company will not be subject to any such unsolicited takeovers until such time as AEW's right to veto any Major Transaction lapses, although there can be no assurance in this regard. See Proposal 3 - "Terms of the Series A
Convertible Preferred Stock - Voting Rights - Approval of Major Transactions".

  In addition, the removal of the Takeover Provisions would permit AEW, if it then controlled a majority of the Board (and subject, in certain cases, to stockholder approval), to cause the Company to liquidate, dissolve, redeem the outstanding shares of
AEW Preferred Stock, or enter into transactions with the Company, including, without limitation, mergers, consolidations, and sales of assets. Any of such transactions could result in a greater return to holders of AEW
Preferred Stock than to the other Stockholders. In certain of such events, the holders of AEW Preferred Stock would be entitled to preferential amounts prior to any distribution to the Stockholders. See Proposal 3 - "Terms of the Series A Convertible Preferred Stock - Liquidation Preference" and - " Redemption".

  Registration Rights. AEW and certain of its transferees will have the right to cause the Company to register certain shares of Common Stock for sale to the public. The right of the holders of the shares of Common Stock issuable upon conversion of the AEW Preferred Stock to register such shares and sell them in the public market could have a material adverse effect on both the market price for the Common Stock and the Company's ability to raise additional equity capital in the future. See "Certain
Rights Under the Stock Purchase Agreement - Registration Rights".

  Preferential Dividends; Liquidation Preferences. The holders of the AEW Preferred Stock will be entitled to receive, prior to any distribution to the holders of Common Stock, dividends in an amount equal to $0.135 per quarter. Such amounts will reduce the amount otherwise distributable to holders of Common Stock as dividends. In addition, upon liquidation, the holders of the AEW Preferred Stock will be entitled to receive
 $6.30 per share plus accrued dividends payable thereon. Such amounts would likewise reduce amounts distributable to the Stockholders on liquidation.
See Proposal 3 - "Terms of the Series A Convertible Preferred Stock - Dividends" and "- Liquidation Preference".

  Dilution. The issuance of 8,333,334 shares of Common Stock on conversion of the AEW Preferred Stock will substantially dilute the voting rights and the percentage ownership interest of then existing Stockholders. In addition, conversion of the AEW Preferred Stock to Common Stock could have the effect of diluting the economic interests of the existing Stockholders, depending on the market price of the Common Stock on the date of conversion. The dilutive effect on per-share earnings of the issuance of the AEW
Preferred Stock will depend, in part, on the actual earnings generated by the Transaction Proceeds.

  Board Representation; Veto Rights. The holders of the AEW Preferred Stock will vote separately as a class for directors and initially will elect a number of Directors (two) that is less than the number of Directors that such holders could elect assuming conversion of the shares of AEW Preferred Stock. Upon the occurrence of certain events, the holders of the AEW Preferred Stock would be entitled to elect a majority of the Board, which is roughly proportionate to the voting power that the Common Stock issuable upon conversion of the AEW Preferred Stock would be entitled to exercise. Under certain circumstances, even if a substantial portion of the shares of AEW Preferred Stock originally sold have been converted into shares of Common Stock, the holders of AEW Preferred Stock will nonetheless be entitled to elect a specified number of directors, despite the fact that the number of shares of Common Stock into which the remaining outstanding shares of AEW Preferred Stock are convertible may have declined to a level at which such shares would no longer have the votes necessary to elect that number of directors. See Proposal 3 - "Terms of the Series A Convertible Preferred Stock - Voting Rights".

  So long as the outstanding shares of AEW Preferred Stock represent at least 15% of the Outstanding Shares, AEW or any transferee holding more than 50% of the outstanding shares of AEW Preferred Stock will be entitled to a veto right in respect of most substantial transactions proposed by the Company, including the merger, sale or consolidation of the Company and acquisitions, investments, and dispositions in excess of specified amounts.
Such rights exceed the rights which the holders of the AEW Preferred Stock would otherwise have as holders of Common Stock upon conversion of the outstanding shares of AEW Preferred Stock to Common Stock.

  Effect on Market Price of the Common Stock. The issuance of the AEW Preferred Stock could adversely affect the market price of the Common Stock, because the AEW Preferred Stock may be perceived as detracting from the "upside" potential of an investment in the Common Stock, without fully participating in the potential "downside" attendant to an investment in the Common Stock.

  Limitation on Use of Net Operating Loss Carryovers. Under the Code, the acquisition of the AEW Preferred Stock by AEW will cause an "ownership change" (as defined in the Code) with respect to the Company. As a result, use of the Company's net operating loss carry forward will generally be restricted to an amount per year equal to the long term tax exempt rate for the month in which the change occurs (5.96% for April 1995) times the value of all the Company's Common Stock outstanding immediately prior to the change
(approximately $31 million). As long as the Company maintains its qualification as a REIT, the Section 382 limitation will not have a material effect on the Company since, as a REIT, it is entitled to deduct from its taxable income dividends paid to its
shareholders. Although no assurance can be given in this regard, the Company believes that the amount of dividends it will pay in the foreseeable future will exceed its taxable income from all sources. If, however, the Company were for any reason to cease to be qualified as a REIT or elected to retain the proceeds attributable to the sale of any asset which was sold at a gain for income tax purposes, the limitation on its use of its net operating loss carryovers could result in its owing substantially more federal income tax than it would have otherwise owed.

Vote Required; Recommendation of the Board of Directors

  Approval of the AEW Stock Sale requires the affirmative vote of holders of a majority of the votes cast on the matter, provided that the number of votes cast represents over 50% of all outstanding shares of Common Stock. In addition, the approval of this Proposal 2 is contingent on the approval of Proposal 3, which requires approval by holders of a majority of the outstanding shares of Common Stock. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AEW STOCK SALE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

  There can be no assurance that even if the AEW Stock Sale is approved hereby, such sale will be consummated. This proxy statement does not constitute an offer to sell or a solicitation of an offer to buy the shares of AEW Preferred Stock.

                                PROPOSAL 3

            AMENDMENT OF CHARTER TO CREATE A NEW CLASS OF STOCK
                  OF THE COMPANY TO BE KNOWN AS "SERIES A
            CONVERTIBLE PREFERRED STOCK", TO STATE THE TERMS OF
              SUCH STOCK AND TO SUBSTITUTE A NEW ARTICLE VII
           REGARDING THE TRANSFERABILITY OF THE COMPANY'S STOCK

THE APPROVAL OF THE PROPOSED CHARTER AMENDMENT PURSUANT TO THIS
PROPOSAL 3 IS CONTINGENT UPON THE APPROVAL OF THE SALE OF THE SERIES A CONVERTIBLE PREFERRED STOCK IN PROPOSAL 2. UNLESS BOTH PROPOSALS ARE APPROVED, NEITHER PROPOSAL WILL BE PERMITTED TO BECOME EFFECTIVE BY THE COMPANY.

Terms of the Series A Convertible Preferred Stock

  On May 11, 1995, the Board of Directors of the Company adopted a resolution declaring that it was advisable and in the best interest of the Company for the Charter of the
Company to be amended as set forth in the Articles of Amendment attached hereto as Exhibit
A (the "Articles of Amendment") and directed that the proposed amendment to the Charter as set forth in the Articles of Amendment be submitted for consideration by the Stockholders at the Annual Meeting. The following discussion of the proposed amendment which is contained in the Articles of Amendment is not intended to be complete and is subject to, and qualified in its entirety by, the full text of the Articles of Amendment.

  General

  The Board of Directors, subject to Stockholder approval, created a new class of stock of the Company to be known as the "Series A Convertible Preferred Stock". Other than AEW, the holders of the AEW Preferred Stock will have no preemptive rights with respect to any shares of stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. See Proposal 2 - "Certain Rights
Under the Stock Purchase Agreement - Right to Participate in Future Offerings".

  Ranking

  The AEW Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of the Company. Until such time as the outstanding shares of AEW Preferred Stock represent less than 15% of the Outstanding Shares, the Company may not authorize, create or increase the authorized amount of any class or series of stock that ranks equal or senior to the AEW
Preferred Stock with respect to the payments of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of a majority of the outstanding shares of AEW Preferred Stock, voting together as a single class.

  Dividends

  Holders of shares of AEW Preferred Stock will be entitled to receive in each calendar quarter, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available for payment, cumulative dividends in cash in an amount equal to the greater of (i) an amount per share of $0.135 and (ii) the dividends payable with respect to such quarter in respect of the Common Stock into which each share of the AEW Preferred Stock is convertible plus, in both cases, the dividends accumulated but unpaid on the AEW Preferred Stock. If the holders of the AEW Preferred Stock shall have exercised the right to redeem such stock and the redemption payment has not been made, then the rate at which dividends shall accrue will increase to $0.165 per share until either the redemption price payable with respect to the AEW Preferred Stock is paid or the size of the Board is increased to eleven directors. See "-Voting Rights", hereafter.
Dividends on the AEW Preferred Stock will be payable quarterly in arrears, commencing with the calendar quarter ending September 30, 1995 on such dates as the Board of Directors may determine, which shall not be later than the 45th day after the end of the calendar quarter. Dividends will begin to accrue on the Closing Date and will be cumulative from such date, whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment thereof.

  Dividends may be authorized, declared and paid on shares of Common Stock in any fiscal quarter only if full cumulative dividends shall have been paid on or authorized and set apart on all shares of AEW Preferred Stock at such quarterly rates for all prior dividend periods through and including the end of such quarter. In the event that the Company authorizes a distribution payable other than in cash, then the holders of the AEW Preferred Stock will be entitled to a proportionate share of such distribution as though the holders of AEW Preferred Stock were holders of the number of shares of Common Stock into which the AEW Preferred Stock is convertible.

  In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend (but not by redemption or other acquisition of shares or otherwise), is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Company's total liabilities.

  Liquidation Preference

  The holders of shares of AEW Preferred Stock will be entitled to receive in the event of a Liquidation Event, as defined below, $6.30 per share of AEW Preferred Stock plus an amount per share of AEW Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"), and no more.

  Until the holders of the AEW Preferred Stock have been paid the Liquidation Preference in full, no payment will be made to any Stockholder upon the liquidation, dissolution or winding up of the Company. If, upon the Liquidating
 Event (as defined hereafter), the
assets of the Company, or proceeds thereof, distributable among the holders of the shares of AEW Preferred Stock are insufficient to pay in full the Liquidation Preference, then such assets, or the proceeds thereof, will be distributed pro rata to the holders of shares of AEW Preferred Stock in accordance with their respective holdings thereof.

  A Liquidating Event is (a) any transaction, including without limitation, a consolidation or merger of the Company, or other corporate reorganization if, immediately after such transaction, the stockholders of the Company
(determined prior to such event)
hold fifty percent or less in interest of the outstanding voting securities of the surviving corporation, (b) a sale of all or substantially all of the assets of the Company to any person, or the acquisition of a majority of the outstanding shares of Common Stock of the Company by any person, other than
(i) AEW and its affiliates (as defined in the Stock Purchase Agreement), (ii) Mr. Bedford, members of his immediate family, or his affiliates (as defined in the Stock Purchase Agreement), (iii) as a result of the conversion of shares of AEW Preferred Stock, and (iv) any underwriter in either a public or private offering.

  Redemption

  All redemption payments shall be made in cash, unless the holders of the AEW Preferred Stock agree, at their sole discretion, to accept some alternative payment. If redemption is prohibited under the MGCL or similar statute, redemption shall be pro rata to the extent of funds legally available therefor.

  Redemption at the Option of the Company. Except as provided below under "Automatic Redemption Cancellable at the Option of the Non-Series A
Directors", shares of AEW Preferred Stock will not be redeemable by the Company prior to the second anniversary of the Closing Date. At any time thereafter, the AEW Preferred Stock may be redeemed in whole (but not in part) at the option of the Company. The redemption price will be equal to a price calculated by determining an internal rate of return on the AEW Preferred Stock of 25% per annum (treating the purchase price paid by AEW as investment "out-flows", and all dividends and other distributions paid on the AEW Preferred Stock from the date of issuance as "in-flows") for the first two years commencing with the Closing Date until the date of redemption and an internal rate of return on the AEW Preferred Stock of
 20% per annum from and after the second anniversary of the Closing Date until the date of redemption, but not beyond the fifth anniversary of the Closing Date.

  At any time after the fifth anniversary of the Closing Date, or at any time prior thereto if there are less than 400,000 shares of AEW Preferred Stock outstanding, the AEW Preferred Stock may be redeemed in whole or in part at the option of the Company. The redemption price at such time will be $6.30 per share (declining $0.06 in each of the first five full years commencing on the fifth anniversary of the Closing) plus all accrued and unpaid dividends.

  Prior to any redemption by the Company, the holders of AEW Preferred Stock will have the right to convert the AEW Preferred Stock into Common Stock of the Company provided that the holder of AEW Preferred Stock shall have surrendered his or her certificates for conversion and given written notice of the election to convert not later than the close of business on the fifth business day prior to the redemption date.

  Redemption at Preferred Stockholders Option. After the first anniversary of the Closing, the Company will be required, at the option of the holders of the AEW Preferred Stock, to redeem the AEW Preferred Stock of any holder demanding redemption at a price of $6.00 per share plus all accrued and unpaid dividends on the occurrence of any one or more of the following: (a) failure to pay required dividends on the AEW Preferred Stock for two consecutive quarters, including all dividends accumulated but unpaid for all prior quarters; (b) a default in the payment of principal or interest on any institutional debt
(or debts) having an outstanding balance (or balances aggregating) greater than
 (i) $5 million for non-recourse debt, and (ii) $2 million for recourse debt (which default, in either case, shall not have been cured by the Company within 30 business days from the time the Company receives written notification of the default); (c) the failure of the Company to obtain any consent of AEW or other holder of AEW Preferred Stock prior to completing any Major Transaction, as and if required pursuant to the terms of the proposed amendment to the Charter; (d) for calendar year 1996, the Company's Funds Available for
Distribution, as defined in the proposed amendment to the Charter ("FAD"), fails to reach at least a break-even dividend coverage equal to the full dividend payable on the AEW Preferred Stock; (e) for calendar year 1997, the Company's FAD fails to reach at least a break-even dividend coverage equal to the full dividend payable on the AEW Preferred Stock and annual dividends on the Common Stock equal to a seven percent (7%) yield on $5.72 (rounded to the nearest whole cent); and (f) for calendar year 1998 and subsequent years, the Company's FAD fails to reach at least a break-even dividend coverage equal to the full dividend payable on the Preferred Stock and dividends on the Common Stock equal to an eight percent (8%) yield on $5.72 (rounded to the nearest whole cent).

  Automatic Redemption Cancellable at the Option of the Non-Series A Directors. In the event that the size of the Board of Directors has been increased to eleven pursuant to the terms of the proposed amendment to the Charter (See "-Voting Rights") and the holders of AEW Preferred Stock have elected four directors to fill the newly created vacancies, then the Corporation shall be deemed to have approved a redemption at the option of the Company, unless a majority of the directors who are not elected by the holders of AEW Preferred Stock cancel such redemption. This Automatic Redemption provision, however, will have no effect on the ability of a majority of the Board of Directors to effect a redemption at any time following the second anniversary of the Closing. See "- Redemption at the Option of the Company", above.

  Voting Rights

  Except as indicated below, the holders of shares of AEW Preferred Stock will have no voting rights. On those matters for which the holders of the AEW Preferred Stock have the right to vote, each share will be entitled to one vote.

  Election of Directors. The holders of the AEW Preferred Stock as a class initially will have the right to elect two directors. If (i) the Company has failed in two consecutive quarters to pay in full and in a timely manner the quarterly dividends (including all dividends accumulated but unpaid for all prior quarters), (ii) Mr. Bedford ceases to serve substantially full-time as Chief Executive Officer of the Company, (iii) Mr. Bedford, his affiliates and members of his immediate family beneficially own fewer than 1,198,278 shares of Common Stock of the Company, as adjusted for any stock splits or similar transactions, or (iv) the Company fails to pay the full redemption price payable to the holders of a majority of the AEW Preferred Stock pursuant to a demand for redemption made by the holders of a majority of the AEW Preferred Stock, then immediately thereafter, and regardless of any subsequent cure, the holders of the AEW Preferred Stock shall be entitled to elect the smallest number of directors constituting a majority of the Board of Directors. The number of members of the Board is currently seven. In order to facilitate the effective control of the Board by the holders of the AEW Preferred Stock, upon the occurrence of any such event, the number of directors then constituting the Board of Directors of the Company will be increased to eleven members, and the holders of the AEW Preferred Stock will have the exclusive right to elect four persons to fill such newly created vacancies on the Board.

  In the event that the number of outstanding shares of AEW Preferred Stock represents less than 15% but at least 7% of the Outstanding Shares, then the holders of AEW Preferred Stock will be entitled to elect only one member of the Board; should such number represent less than 7% of the Outstanding Shares of Common Stock, such right to elect directors will terminate altogether.

  Senior Securities; Amendments to the Charter. The approval of holders of a majority of the outstanding shares of AEW Preferred Stock, voting as a single class, will be required in order to amend the Charter in a way that would materially and adversely affect the rights or preferences of the holders of AEW Preferred Stock or to authorize any class or series of stock having rights equal or senior to the AEW Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company. The right of the holders of the AEW Preferred Stock to vote on the foregoing matters will terminate if the holders of AEW Preferred Stock hold less than 15% of the Outstanding Shares.

  Business Combination Provisions. If the Stockholders do not approve the deletion of Article VIII of the Charter, containing provisions relating to certain business combinations, the holders of the AEW Preferred Stock will have the right to vote on a subsequent proposal to delete Article VIII of the Charter.

  Conversion Rights

  Shares of AEW Preferred Stock will be convertible at the option of the holder at any time after the second anniversary of the Closing into such number of shares of Common Stock as is determined by dividing $6.00 by the then conversion price in respect of the AEW Preferred Stock (the "Conversion Price"). The initial Conversion Price will be $6.00 per share and, therefore, each share of AEW Preferred Stock initially will be convertible into one share of Common Stock. The Conversion Price is subject to adjustment as described below. The right to convert shares of AEW Preferred Stock called for redemption will terminate at the close of business on the fifth business day prior to any redemption date. See "- Redemption" above.

  Fractional shares of Common Stock will not be issued upon conversion but, in lieu thereof, the Company will pay a cash amount equal to the fair market value of such fractional interests as determined in good faith by the Board.

  Conversion Price Adjustments. The Conversion Price is subject to adjustments in the event that the Company issues Additional Stock (as defined hereafter)
for consideration which, on a per share basis, is less than the Conversion Price as then in effect. Prior to the second anniversary of the Closing, if the Company issues Additional Stock for a consideration per share less than the Conversion Price, then the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share received by the Company for such Additional Stock.

  On or after the second anniversary of the Closing, if the Company issues Additional Stock for consideration in an amount per share which is less than the Conversion Price, then the Conversion Price will be reduced concurrently with such issue to a price determined by multiplying the Prior Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, assuming conversion of all outstanding shares of AEW Preferred Stock at the Prior Conversion Price plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Additional Stock so issued would purchase at the Prior Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, assuming conversion of the outstanding shares of AEW Preferred Stock at the Prior Conversion Price plus the number of shares of such Additional Stock so issued. The effect of the foregoing formula is to reduce the Conversion Price in an amount proportionate to the amount by which the Conversion Price exceeds the per share consideration for the
Additional Stock, taking into account the amount of Additional Stock issued relative to the total outstanding shares of Common Stock.

  For purposes hereof, "Additional Stock" means all Common Stock issued by the Company after the Closing Date, other than Common Stock issued or issuable at any time: (a) upon conversion of the AEW Preferred Stock; (b) upon exercise of options outstanding on the Closing Date; (c) upon issue of options granted pursuant to the Stock Option Plans with respect to employees, directors, and consultants of the Company in amounts not exceeding the aggregate reserved for issuance under such plans on the Closing Date, as increased from time to time upon approval by a majority of the Directors elected by the holders of the AEW Preferred Stock; (d) upon issue of warrants to underwriters in any firm commitment public offering of securities by the Company; (e) as a dividend or distribution on AEW Preferred Stock or any subdivision, combination, or consolidation of the
 Common Stock; or (f) by way of dividend or other distribution on shares of Common Stock the issuance of which was excluded from the definition of Additional Stock by clauses (a) through (e) of this paragraph, or on shares of Common Stock so excluded.

  The Conversion Price is also subject to adjustment upon certain events, including subdivisions, combinations and consolidation of Common Stock. In addition, in the event that the Company makes a distribution of securities of the Company other than Common
Stock, then provision shall be made such that holders of the AEW Preferred Stock will receive, upon conversion thereof, in addition to Common Stock, that amount of securities which they would have received had their shares of AEW Preferred Stock been converted as of the date of such distribution.

  If the Common Stock issuable upon conversion of the AEW Preferred Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of AEW Preferred Stock shall be convertible into, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by holders upon conversion of the AEW Preferred Stock immediately before that change.

  Protective Provisions

  Pursuant to the terms of the Articles of Amendment, the consent of AEW or any transferee of AEW holding more than 50% of the outstanding shares of AEW Preferred Stock will be required in order for the Company to effect any of the following transactions (the "Major Transactions"): (i) the consolidation or merger of the Company; (ii) the issuance or modification of any debt in a principal amount which exceeds $10 million; (iii) the making of new investments, including a purchase of real estate operating companies or real estate investment trusts, with a purchase price equal to or greater than $10 million, or any series of purchases within any 90-day period with aggregate purchase prices exceeding $25 million; (iv) the issuance of any equity securities, other than pursuant to the Company's stock option plans with respect to compensation of employees, directors and consultants (the "Stock Option Plans"), and the issuance of equity securities the proceeds of which will be used to redeem the AEW Preferred Stock; (v) the sale of any asset or assets with a sale price in excess of $10 million, or any series of sales within any 90-day period with aggregate sales prices exceeding $25 million; (vi) the modification of any executive employment agreement; (vii) the modification of the BPIA Agreement or any other agreement between the Company and Mr. Bedford or any of his Affiliates (as
 defined in the Charter) which would make any of the agreements less favorable to the Company; (viii) the termination of the Company's status as a REIT; (ix) any substantial change in the Company's current business strategies or annual operating plan (as approved by the Board of Directors); (x) permitting Mr. Bedford to cease serving as the substantially full-time chief executive officer of the Company or permitting
Mr. Bedford to dispose of his shares of Common Stock so that Mr. Bedford, his affiliates (as defined in the Articles of Amendment) and members of his immediate family beneficially own less than 1,198,278 shares of Common Stock
(as adjusted for stock splits or similar transactions; (xi) the issuance of awards of any shares or options other than those permitted in paragraph (iv); and (xii) any amendment to the resolution of the Board of Directors exempting AEW and any affiliate of AEW from the provisions of the business combination provisions set forth in Section 3-602 of the MGCL, and exempting therefrom any transaction resulting from the exercise of a redemption right of the AEW Preferred Stock which may constitute a business combination. See Proposal 2 - "Certain Rights Under the Stock Purchase Agreement - Business Combination Provisions" and "Certain Considerations - Takeover Effect".

  In order to protect the Company from violating one of the foregoing provisions, Mr. Bedford will enter into an agreement with the Company pursuant to which he will agree not to sell certain of his shares of Common \ Stock without prior approval from the Company.
See Proposal2 - "Certain Ancillary Agreements - Standstill Agreement".

  The foregoing right to approve the Major Transactions shall remain effective until such time as the total outstanding shares of AEW Preferred Stock represents less than 15% of the Outstanding Shares.

  In addition, for so long as the outstanding shares of AEW Preferred Stock represent at least 15% of the Outstanding Shares, the Company must obtain the approval of holders of a majority of the outstanding shares of AEW Preferred Stock prior to filing or assenting to or in any other way participating in the filing of an involuntary petition in bankruptcy or seeking similar protection from creditors under federal or state bankruptcy or insolvency laws.

  Transfer Agent

  The transfer agent for the Common Stock and the AEW Preferred Stock is Chemical Mellon Shareholder Services LLC.

Limitations on Transferability of the Company's Stock

  The Current Charter Provision

  For the Company to qualify as a REIT under the Code, among other conditions, not more than 50% in value of the outstanding stock of the Company may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year and the stock of the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year). To reduce the risk that the Company would not fail to meet these conditions, the Charter currently authorizes the Company to refuse to accept for transfer or to issue a new certificate for any shares of stock delivered for transfer if the Board of Directors in good faith concludes that such sale, transfer or issuance will or could result in the loss of the Company's REIT status.

  The Articles of Amendment

  The proposed amendment set forth in the Articles of Amendment would change the transferability restrictions in the Charter. The transferability provisions in the proposed amendment relative to the current Charter provisions are intended to provide the Company with greater flexibility in reducing the risk that the Company would fail to qualify as a REIT.

  Under the proposed amendment and subject to certain exceptions, no holder would be permitted to own, either actually or constructively under the applicable attribution rules of the Code, more than five percent (in value) of the aggregate of the outstanding shares of stock of the Company (the "Aggregate Stock Ownership Limit") and more than five percent (in number or value, whichever is more restrictive) of the outstanding shares of Common Stock (the "Common Ownership Limit").

  In addition to any of the foregoing ownership limits, no holder under the proposed amendment would be permitted to own, either actually or constructively under the applicable attribution rules of the Code, any shares of any class of the Company's stock if such ownership or acquisition (i) would cause more than 50% in value of the Company's outstanding stock to be owned, either actually or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) or (ii) would result in the Company's stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution).
Acquisition or ownership (actual or constructive) of the Company's stock in violation of these restrictions would result in automatic transfer of such stock to a trust for the benefit of a charitable beneficiary, automatic repurchase of the violative shares by the Company or the violative transfer would be deemed void ab initio.

  As noted above, the Articles of Amendment provide that if any transfer of stock occurs which, if effective, would result in any person (a "Prohibited Owner") beneficially or constructively owning (under the applicable attribution rules of the Code) shares of stock in excess of an applicable ownership restriction, such shares would be automatically transferred to a trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the date of the purported transfer to the Prohibited Owner. While such shares of stock are held in trust, the trustee would have all voting rights with respect to such shares, and all dividends or distributions paid on such shares would be paid to the trustee of the trust for the benefit of the charitable beneficiary (any dividend or distribution paid on such stock prior to the discovery by the Company that such shares have been automatically transferred to the trust would, upon demand, be paid over to the trustee for the benefit of the charitable beneficiary).
Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust would be required to sell the shares held in the trust to a person, designated by the trustee, who may own such shares without violating the ownership restrictions (a "Permitted Holder"). Upon such sale, the price paid for the shares by the Permitted Holder would be distributed to the Prohibited Owner to the extent of the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the above
(e.g., in the case of a gift, devise or other such transaction), the market price as defined in the Articles of Amendment on the date of the event which caused the shares to be held in the trust and (ii) the price received by the Trustee from the sale or other disposition of the shares. Any net sales proceeds in excess of this amount would be paid immediately to the charitable beneficiary.

  The proposed amendment would exempt Mr. Bedford and AEW from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit and would create separate ownership limitations for each of these two parties. Mr. Bedford would be limited to the ownership of no more than 15% of the lesser of the number or value of the outstanding shares of Common Stock. Since AEW would own all of the outstanding shares of AEW Preferred Stock immediately after the AEW Stock Sale, it would be limited to the ownership of 100% of the outstanding shares of AEW Preferred Stock and 58% of the lesser of the number or value of outstanding shares of Common Stock. If shares of the AEW Preferred Stock are redeemed pursuant to the redemption rights of the AEW Preferred
Stock, the percentage limit applicable to Mr. Bedford would increase automatically so as to permit his continued ownership after the redemption of the number of shares of Common Stock that he was permitted to own pursuant to his ownership limitation immediately prior to the redemption, and AEW's ownership limitation percentage with respect to shares of
 Common Stock would be decreased by the same amount of Mr. Bedford's increase.
  Mr. Bedford and AEW's exemption from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit and the imposition of the aforementioned stock limitations for Mr. Bedford and AEW are subject to Mr. Bedford and AEW providing certain representations and undertakings with respect to the preservation of the REIT status of the Company. Mr. Bedford will make such representations and undertakings in the Standstill Agreement, and AEW will make them in the Stock Purchase Agreement. See Proposal 2 -
"The Series A Convertible Preferred Stock Purchase Agreement".

  In addition, the proposed amendment would permit the Board of Directors to waive, under certain conditions set forth in the Articles of Amendment, the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit for other stockholders as to any class or series of the outstanding stock of the Company and to establish an ownership limitation relating to such stockholders' stock ownership. The Company has agreed in the Stock Purchase Agreement that it will not unreasonably withhold its consent to any transfer by AEW, provided that the proposed transferee supplies such reasonable representations and undertakings as appropriate to ensure that the transfer will not cause the Company to lose its status as a REIT.

  If the Board of Directors at any time determines in good faith that a transfer or other event has taken place that results in a violation of the above-
described ownership limits or that a person intends to acquire or has attempted to acquire constructive or beneficial ownership of stock of the Company in violation of the above described limits, the Board of Directors would be required to take such action as it deems advisable to refuse to give effect or to prevent such transfer or other event, including but not limited to causing the Company to repurchase stock, refusing to give effect to such ownership or acquisition on the books of the Company or instituting proceedings to enjoin such transfer or event.

  The constructive ownership rules are complex and may cause Common Stock or AEW Preferred Stock owned beneficially or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than five percent of the number or value of outstanding Common Stock or of less than five percent of the value of outstanding AEW Preferred Stock (or the acquisition of an interest in an entity which owns Common Stock or AEW Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own Common Stock or AEW Preferred
Stock in excess of the limits described above, and thus subject such stock to the Common Ownership Limit or the Aggregate Stock Ownership Limit set forth in the proposed amendment to the Charter set forth in the Articles of Amendment.

  The proposed amendment to the Charter set forth in the Articles of Amendment also would require all persons who own five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder which, in the case of the Company, is one percent) of the outstanding shares of the stock of the Company to file each year a completed questionnaire with the Company containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. In addition, upon demand, each beneficial or constructive owner of stock of the Company would be required to disclose to the Company in writing such information as the Company in good faith deems necessary to determine the Company's status as a REIT or to comply with the requirements of any taxing authority or governmental agency or to determine such compliance.

  These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock or AEW Preferred Stock might receive a premium for their shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. See Proposal 2 - "Certain Considerations".

Vote Required; Recommendation of the Board of Directors

  Approval of the Articles of Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock. In addition, the approval of this Proposal 3 is contingent on the approval of Proposal 2, which requires approval by holders of a majority of votes cast on this matter, provided that the number of votes cast represents over 50% of all outstanding shares of Common Stock. If approved, the Articles of Amendment will become effective upon the filing thereof with the State Department of Assessments and Taxation of Maryland. THE BOARD UNANIMOUSLY
 RECOMMENDS THAT YOU VOTE "FOR" THE ARTICLES OF AMENDMENT. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN
CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                                PROPOSAL 4

                      AMENDMENT OF CHARTER TO DELETE
           ARTICLE VIII REGARDING CERTAIN BUSINESS COMBINATIONS

  Under the proposed Articles of Amendment, attached hereto as Exhibit B (the "Business Combination Articles"), Article VIII of the Charter relating to certain "business combinations" between the Corporation and any "interested stockholder" (as defined in the Charter) would be deleted in its entirety.
The substance of Article VIII was originally included in the Corporation's Certificate of Incorporation when it was incorporated as a Delaware corporation in 1984. At that time, management of the Corporation viewed Article VIII as a defense against hostile takeovers, since Delaware had not yet enacted statutory takeover positions. Since that time, a number of states, including Delaware and Maryland, have enacted statutes designed to protect corporations from hostile takeovers.
 Management of the Corporation believes that the current business combinations restrictions set forth in Article VIII may be unnecessary in light of the provisions of the Code prohibiting
ownership by five or fewer individuals of more than 50% of the value of the outstanding stock of a corporation which has elected to be treated as a real estate investment trust under the Code. Moreover, management believes that the investment community views charter provisions such as Article VIII unfavorably and, thus, management believes that the continued presence of Article VIII in the Charter may tend to discourage investment in the Corporation. Significantly, AEW also has expressed the desire to have the provisions removed from the Charter. In this regard AEW has required, as a condition to Closing, that the Board pass certain resolutions excluding AEW, any AEW affiliate and transferees of AEW from the limitations set forth in Article VIII. See Proposal 2 - "The Series A Convertible Preferred Stock Purchase Agreement - Conditions to Closing".

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or a reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder.
Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of the voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Pursuant to the statute, the Corporation has exempted any business combinations with any person and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to any such business combinations at this time. The statute allows the Board of Directors to repeal the aforementioned exemption.
However, as a condition to AEW's purchase of the AEW Preferred Stock, the Board of Directors has adopted a resolution which irrevocably exempts any business combination between the Corporation and AEW, any AEW Affiliate or any transferee of AEW from the provisions of the MGCL relating to business combinations described above.

  As noted above, if the Stockholders do not approve the proposed amendment to the Charter, the Board of Directors has adopted resolutions which, pursuant to the business combination restrictions currently set forth in the Charter, irrevocably exempt any business combinations which may occur between the Company and AEW, any AEW Affiliate or any transferee of AEW. The Board of Directors has also adopted resolutions which similarly exempt any transaction contemplated by or resulting from the exercise of any redemption right of the AEW Preferred Stock from limitations which would otherwise apply.

  Pursuant to the terms of the AEW Preferred Stock, the holders of the AEW Preferred Stock will, in the future, be entitled to vote on any subsequent proposal to amend the Charter to delete Article VIII therefrom. In addition, as a condition to Closing, Mr. Bedford will agree to vote his shares in favor of any such subsequent proposal.

Vote Required; Recommendation of the Board of Directors

  Approval of the Business Combination Articles requires the affirmative vote of 80% of the outstanding shares of Common Stock. If approved, the Business
Combination Articles will become effective upon the filing thereof with the State Department of Assessments and Taxation of Maryland. THE BOARD
UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ARTICLES OF AMENDMENT. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN
CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                           INDEPENDENT AUDITORS

  KPMG Peat Marwick, Certified Public Accountants, served as independent auditors of the Company for the fiscal year ended December 31, 1994.
The Board of Directors, acting upon the recommendation of the Audit Committee, has selected KPMG Peat Marwick to audit the financial statements of the Company for the fiscal year ending December 31, 1995. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

                               OTHER MATTERS

  The Board of Directors knows of no matter to be presented at the Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If, however, any other business should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.


             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The Company hereby incorporates by reference into this Proxy Statement the following sections of the Company's Annual Report: (i) Management's Discussion and Analysis set forth at pages 8-11 thereof, and (ii) the Company's Audited Financial Statements set forth at pages 16-27 thereof. In addition, the Company hereby incorporates by reference into this Proxy Statement the unaudited Financial Statements set forth at pages 1-10 of the Company's Form 10-Q for its first quarter ending March 31, 1995. A copy of the Company's Annual Report and Form 10-Q is included with the mailing of this Proxy Statement.


                           STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 1995 must be received by the Company at its principal executive offices no later than _______________, 1995 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.
  Such proposals must meet the requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                           By order of the Board of Directors,



_______________, 1995      ___________________________________
                           Jennifer I. Mori
                           Secretary

                               EXHIBIT LIST
                             EXHIBIT LIST

EXHIBIT A          Articles of Amendment Defining the Terms of the Series A
                   Convertible Preferred Stock and Amending the Limitations on the Transferability of the Company's Stock

EXHIBIT B          Articles of Amendment Deleting Article VIII (relating to
                   Certain Business Combinations) from the Charter

                                 EXHIBIT A


                    ARTICLES OF AMENDMENT DEFINING THE
           TERMS OF THE SERIES A CONVERTIBLE PREFERRED STOCK AND
            AMENDING THE LIMITATIONS ON THE TRANSFERABILITY OF
                            THE COMPANY'S STOCK



            THIS IS TO CERTIFY THAT:

            FIRST: The charter of Bedford Property Investors, Inc., a Maryland corporation (the "Corporation"), is hereby amended by (a) deleting existing
Section 1 of Article V and adding a new Section 1 as follows and (b) adding new
Section 5 to Article V as follows:

                   Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 50,000,000 shares, of which 30,000,000 shares are shares of Common Stock, $.01 par value share ("Common Stock"), 10,000,000 shares are shares of Preferred Stock, $.01 par value per share ("Preferred
Stock"), and 10,000,000 shares are shares of Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred"). The aggregate par value of all authorized shares of stock having a par value is $500,000.

                   Section 5. Series A Preferred Stock. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred are set forth below. The Board of Directors may reclassify any unissued shares of Series A Preferred from time to time in one or more classes or series of stock of the Corporation.

                       1. Cumulative Dividends.

                         (a)(i)The holders of outstanding shares of the Series A
Preferred shall be entitled to receive in each fiscal quarter, when and as authorized and declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the greater of (X) the rate of $0.135 (the "Dividend Rate") per share and (Y) the dividends payable with respect to such quarter in respect of the Common Stock into which each share of the Preferred Stock is Convertible, plus, in both cases, dividends accumulated on the Series A Preferred but unpaid for all prior quarters, before any cash dividend is paid on the Common Stock for such quarter. If any shares of Series A Preferred have been called for redemption by the holders of the Series A Preferred but the redemption payment has not been made thereon on the redemption date for any reason whatsoever, then the rate at which dividends shall accrue on such shares shall increase to $0.165 per share until the earlier of
(A) the payment of the redemption price, and (B) such time as the size of the board has been increased to eleven pursuant to Paragraph 3(a) hereof and the holders of Series A Preferred have elected four directors to fill the newly created vacancies. The right to dividends on shares of Series A Preferred shall be cumulative.

                 (ii) Such dividends or distributions shall be payable quarterly (commencing with the calendar quarter ending September 30, 1995) in arrears on such dates as the Board of Directors may from time to time determine which shall not be later than the 45th day after the end of the calendar quarter. Any dividends payable on Series A Preferred for any partial dividend period (including the period commencing on the date the shares are initially issued and ending on September 30, 1995) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be authorized and declared and paid upon shares of Common Stock in any fiscal quarter of the Corporation only if dividends shall have been paid on or declared and set apart upon all shares of Series A Preferred at such quarterly rates for all prior periods through and including the end of such quarter.

                         (b)In the event the Corporation shall declare a
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash distributions) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                         (c)In determining whether a distribution (other than
upon voluntary or involuntary liquidation), by dividend (but not by redemption or other acquisition of shares or otherwise), is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation's total liabilities.

                      2.  Liquidation Preference.

                         (a)In the event of any Liquidation Event (as defined at
(b) below) either voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $6.30 per share plus any accrued and unpaid dividends, for each share of Series A Preferred then held by them (the "Series A Liquidation Preference"). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series
A Preferred shall be insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably in satisfaction of the Series A Liquidation Preference in proportion to the aggregate preferential amounts owed to each holder of the Series A Preferred. After payment has been made to the holders of the Series A Preferred of their full Series A Liquidation Preference, any remaining assets shall be distributed ratably to the holders of the Common Stock.

                         (b)For purposes of this Paragraph 2, any transaction,
including without limitation a consolidation or merger of the Corporation (other than for purposes of reincorporation), or other corporate reorganization of the Corporation with or into any other corporation or corporations, immediately after which transaction the stockholders of the Corporation (determined prior to such event) hold fifty percent or less in interest of the outstanding voting securities of the surviving corporation, or a sale of all or substantially all of the assets of the Corporation or the acquisition of a majority of the outstanding shares of Common Stock of the Corporation by a person other than (i) AEW Partners, L.P. and its Affiliates,
(ii) as a result of the conversion of the Series A Preferred Stock,
(iii) Peter Bedford or his Affiliates or members of his immediate family (his spouse, issue, brothers, sisters and their respective issue and trusts for the benefit of such persons) or (iv) underwriters in a public or private placement, shall be treated as a Liquidation Event. "Affiliate" shall mean with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person
(for the purposes of this definition "control," when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly,
whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

                         (c)The value of securities and property paid or
distributed pursuant to this Paragraph 2 shall be computed at fair market value at the time of payment by the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

                         (d)Nothing hereinabove set forth shall affect in any
way the right of each holder of Series A Preferred to convert such shares at any time and from time to time into Common Stock in accordance with Paragraph 4 hereof.

                      3. Voting Rights and Voting Switch.Except as expressly provided in this Charter, the holders of Series A Preferred shall have no voting rights.

                         (a)Directors.  The holder of shares of Series A
Preferred as a class shall have the right to elect two members of the Board of Directors (which right to elect such two directors shall be construed for the purposes of this Charter as the right to vote generally in the election of directors) and the holders of shares of Common Stock shall have the right to elect the remaining directors; provided however that if at any time (i) the Corporation has failed in two consecutive quarters to pay in full and in a timely manner the quarterly dividends on the Series A Preferred as required by Paragraph 1 (including all dividends accumulated but unpaid for all prior quarters), (ii) Peter Bedford shall cease to serve as the substantially full-time chief executive officer of the corporation,
(iii) Peter Bedford and his Affiliates and members of his immediate family (his spouse, issue, brothers, sisters and their respective spouses and issue and trusts for the benefit of such
persons) own beneficially fewer than 1,198,278 shares of Common Stock of this Corporation (adjusted for any stock splits or similar transactions), or (iv) the Company fails to pay the full redemption price on the shares of Series A Preferred subject to redemption pursuant to Paragraph 5(c) on any redemption date (provided, that such redemption was made at the request of holders of a majority of the then outstanding shares of Series A Preferred), then the holders of Series A Preferred shall immediately (and regardless of any subsequent cure) and thereafter be entitled to elect the smallest number of directors constituting a majority of the Board of Directors, and the holders of Common Stock, as a class, shall retain the right to elect the remaining directors. The number of authorized directors is seven and such number cannot be increased without the consent of the holders of Series A Preferred. In order to facilitate the effective control of the Board of Directors by the holders of Series A
Preferred upon the occurrence of any event identified in (i), (ii), (iii) or
(iv) above, the size of the Board shall automatically be increased to eleven, and the holders of the Series A Preferred, voting together as a single class, shall have the exclusive right to elect four persons to fill such newly created vacancies on the Board of Directors. All directors elected by the vote of the Series A Preferred shall be referred to as "Series A Directors." The holders of Series A Preferred may elect the Series A Directors by unanimous written consent, by a special meeting of the holders of Series A Preferred, or at an annual meeting of stockholders of the Corporation. Any special meeting of the holders of Series A Preferred may be called by holders who hold at least 10% of the outstanding shares of Series A Preferred or by a Series A Director and shall be held at the time and place specified by the holder or director calling the meeting. A majority of the holders of the Series A Preferred shall constitute a quorum for the purposes of any such special meeting. In the case of any vacancy occurring among the Series A Directors, a majority of the remaining Series A Directors, if any, may elect a successor to hold office for the unexpired term of such Series A Director.
If all Series A Directors shall cease to serve as directors before their terms expire, the holders of Series A Preferred then outstanding may, by unanimous written consent or at a special meeting of the holders of Series A Preferred, elect successors to hold office for the unexpired terms of the Series A Directors.

                         (b) Senior Securities.  Authorization of any series or
class of equity securities ranking senior or equal to the Series A Preferred with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Corporation, must be approved by the affirmative vote of holders of at least a majority of the outstanding shares of Series A Preferred, voting together as a single class.

                         (c) Amendment.  Any amendment to the Charter of the
Corporation which would materially adversely affect the preferences or rights of the Series A Preferred must be approved by affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred, voting together as a single class.

                         (d) Termination.  The voting rights set forth at (b)
and (c) above shall terminate if the Common Shares issuable upon conversion of the outstanding shares of Series A Preferred shall represent less than 15% of the total of (i) outstanding shares of Common Stock and (ii) the number of shares of Common Stock that would be outstanding upon conversion of the outstanding Series A Preferred.
  If the Common Shares issuable upon conversion of the outstanding Series A Preferred represent less than 15% but 7% or more of such total, the voting rights set forth at
(a) above shall provide that the holders of shares of Series A Preferred
Stock as a class shall only have the right to elect one member of the Board of Directors rather than two; and provided further that the voting rights set forth at (a) above shall terminate if the Common Shares issuable upon conversion of the outstanding shares of Series A Preferred Stock represent less than 7% of such total.

                         (e) Mechanics.  Solely for purposes of this Paragraph
3,each holder of shares of Series A Preferred shall be entitled to one vote for each such share of Series A Preferred held on the record date for the vote or consent of stockholders.

                         (f) Notice of Meetings.  The holder of each share of
the Series A Preferred shall be entitled to notice of any stockholders' meeting in the manner provided in the Bylaws of the Corporation.

                      4. Conversion. The holders of the Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

                         (a) Right to Convert.  Subject to Subsection (c), each
share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after ______, 1997 [two years after closing] at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 for each share of Series A Preferred by the Conversion Price at the time in effect for such share. The initial Conversion Price for shares of Series A
Preferred shall be $6.00 per share; provided, however, that such Conversion Price shall be subject to adjustment as set forth in Subsection (c) below.

                         (b) Mechanics of Conversion.  Before any holder of
Series A Preferred shall be entitled to convert the same into shares of Common Stock, the certificate or certificates therefor shall be surrendered, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and the holder shall give written notice by mail, postage prepaid, to the Corporation at its principal office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of
the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion, the Corporation shall pay in cash an amount equal to the fair market value of such fractional interest as determined in good faith by the Corporation's Board of Directors. In determining the amount of fractional share payments, all of the shares of a single holder of Series A Preferred shall be aggregated so that no holder shall receive a fractional share payment equal to or exceeding the value of one share.

                         (c) Conversion Price Adjustments.  The Conversion Price
of Series A Preferred shall be subject to adjustment from time to time as follows:

                            (i) Special Definitions.  For purposes of this
Paragraph 4(c), the following definitions shall apply:
                               (1)  "Options" shall mean rights, options or
                   warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                               (2) "Original Issue Date" with respect to the Series A Preferred shall mean the date on which the first
share    of such Series A Preferred was issued.

                               (3)  "Convertible Securities" shall mean any
                   evidence of indebtedness, shares (other than the Common Stock or Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                               (4) "Additional Stock" shall mean all Common Stock issued (or, pursuant to Paragraph 4(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Stock issued or issuable at any time:

                                  (A)  upon conversion of the Series A
Preferred;

                                  (B)  upon exercise of Options outstanding on
                            the Original Issue Date;

                                  (C)  upon issue of options to officers,
                            directors, and employees of, and consultants to the Corporation pursuant to the Amended Employee Stock Option Plan and Directors Stock Option Plan of this Corporation in amounts not exceeding the aggregate reserved for issuance under such plans on the Original Issue Date, as increased from time to time provided that any such increase is approved by a majority of the Series A Directors;

                                  (D) upon issue of warrants to underwriters in any firm commitment public offering of securities by this Corporation;

                                  (E) as a dividend or distribution on Series A Preferred or any event for which adjustment is made pursuant to subparagraph (c)(vi) hereof;

                                  (F) by way of dividend or other distribution on Common Stock excluded from the definition of Additional Stock by the foregoing clauses (A), (B),
                            (C), (D), (E) or this clause (F) or on Common Stock so excluded.

                            (ii)  No Adjustment of Conversion Price.  No
            adjustment in the Conversion Price of a particular share of Series A Preferred shall be made as a result of the issuance of Additional
 Stock unless the consideration per share for such Additional Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred.

                            (iii) Deemed Issue of Additional Shares of Common
                                  Stock.

                                  (1)Options and Convertible Securities. Except
                      as otherwise provided in Paragraph 4(c)(ii), in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible
                  Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive
                  ny such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating
                  thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the
                  onversion or exchange of such Convertible Securities, shall be deemed to be shares of Additional Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Paragraph 4(c)(v) hereof) of such Additional
                  Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Stock is deemed to be issued:

                                  (A)  no further adjustment in the Conversion
                            Price for such series shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                  (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with
                            respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect
                            such increase or decrease insofar as it affects such
                        Options or the rights of conversion or exchange under
                            such Convertible Securities;

                              (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent
                            adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                  (I) in the case of Convertible Securities or Options for Common Stock, the only Additional Stock issued was Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                    (II) in the case of Options for Convertible
                               Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the shares of Additional Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                (D)    no readjustment pursuant to clause (B) or
                            (C) above shall have the effect of increasing the
                         Conversion Price to an amount which exceeds the lower
                           of (i) the Conversion Price on the date immediately
                            prior to the original adjustment date, or (ii) the
                            Conversion Price that would have resulted from any issuance of Additional Stock between such date and such readjustment date; and

                              (E) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all
                            such Options.

                               (2)  Stock Dividends.  In the event the
                         Corporation at any time or from time to time after the
                     Original Issue Date shall pay any dividend on the Common
                         Stock payable in Common Stock, then and in any such event, Additional Stock shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend;
                       provided, however, that if such record date is fixed and
                         such dividend is not fully paid the only Additional
                         Stock deemed to have been issued will be the number of
                       shares of Common Stock actually issued in such dividend,
                      and such shares will be deemed to have been issued as of
                         the close of business on such record date, and the
                         Conversion Price shall be recomputed accordingly.

                               (iv) Adjustment of Conversion Price Upon
                                    Issuance of Additional Stock.

                                    (1)Prior to      , 1997 [two years after
                               closing]. If prior to ___, 1997, the Corporation shall issue Additional Stock (including Additional Stock deemed to be issued pursuant to Paragraph 4(c)(iii)) for a consideration per share less than the Conversion Price for the Series A Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share received by the Corporation for such Additional Stock.

                                  (2)On or after          , 1997.  If on or
                            after ____________, 1997 [two years after closing], the Corporation shall issue Additional Stock (including Additional Stock deemed to be issued pursuant to Paragraph 4(c)(iii)) for a consideration per share less than the Conversion Price for the Series A Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation
                           for the total number of shares of Additional Stock so
                            issued would purchase at such Conversion Price; and
                            the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred) plus the number of shares of such Additional Stock so issued.

                            (v)Determination of Consideration.  For purposes of
this Paragraph 4(c), the consideration received by the Corporation for the issue of any shares of Additional Stock shall be computed as follows:

                               (1)  Cash and Property:  Such consideration
                         shall:

                                  (A)    insofar as it consists of cash, be
                            computed at the aggregate amount of cash received by
                         the Corporation excluding amounts paid or payable for
                            accrued interest or accrued dividends;

                                (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                  (C) in the event Additional Stock is issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and
                            (B) above, as determined in good faith by the Board.

                            (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Stock deemed to have been issued pursuant to
                   Paragraph 4(c)(iii)(1), relating to Options and Convertible
                     Securities, shall be determined by dividing:

                            (x)   the total amount, if any, received or
                 receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible
                   Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                            (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                            (vi)  Adjustments for Subdivisions, Combinations or
                   Consolidation of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common
                      Stock, the Conversion Price for each series then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                            (vii) Adjustments for Other Distributions.  In the
                      event the Corporation at any time or from time to time
                      makes, or fixes a record date for the determination of
                    holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this
                 Paragraph 4 or as otherwise provided in Paragraph 1(b), then and in each such event provision shall be made so that the holders of Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the
                 Corporation which they would have received had their shares of Series A Preferred been converted into shares of Common
                      Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Paragraph 4 with respect to the rights of the holders of the Series A Preferred.

                            (viii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares, consolidation or merger provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change.

                         (e)No Impairment.  The Corporation will not, by
amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred against impairment.

                         (f)Certificate as to Adjustments.  Upon the occurrence
of each adjustment or readjustment of the Conversion Price for the Series A Preferred pursuant to this Paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect at the time for such series, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred.

                         (g) Notices of Record Date.  In the event of any taking
by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.

                         (h) Reservation of Stock Issuable Upon Conversion.  The
Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred and if at any time the number of authorized but unissued shares of Common
Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, in addition to such other remedies as shall be available to the holder of such Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                         (i) Notices.  Any notice required by the provisions of
this Paragraph (4) to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                      5. Redemption. The Series A Preferred shall be redeemable as follows:

                         (a)Redemption at the Option of the Corporation after
1997 But Prior to 2000. At any time after _______, 1997, but prior to ________, 2000,the Series A Preferred may be redeemed in whole (but not in part) at the option of the Corporation. The Corporation will give notice to the holders of Series A Preferred of its intent to redeem the Series A Preferred not less than 30 nor more than 60 days prior to the date set for redemption. The redemption price shall be that amount necessary to cause the holders of the Series A Preferred to have received an internal rate of return (defined below) of 25% per annum over the period of the first two years commencing with the Original Issue Date and an internal rate of return of 20% per annum over the period from and after two years after the Original Issue
Date until the date
of redemption (but not beyond ___ 2000).  For the purposes of this paragraph
(a), "internal rate of return" or "IRR" shall be calculated using the acquisition purchase price paid by the holders of the Series A Preferred under the stock purchase agreement under which such shares were originally issued as the investment "out-flows," with payments of dividends or other distributions received by the Series A Preferred holders hereunder taken into account as "in-flows" provided that (i) the original purchasers of the Series A Preferred shall be deemed to be the holders of the Series A Preferred for the purposes of calculating investment amounts and receipts,
 (ii) the fact that such holders may from time to time finance or leverage funds invested in the purchase of the Series A Preferred shall not affect either the characterization or calculation of such investment amounts (i.e. neither receipt of the proceeds of any such financing nor the payment of any debt service or costs related to such financing shall be taken into account), (iii) neither the fact of any transfer of Series A Preferred from the original holders nor the amount of any consideration received by the original holders or paid by the successor holders in connection with any transfer shall affect the calculation of internal rate of return and (iv) all items of investment/expense and receipt shall be deemed to have been invested/expended or received on the last day of
the calendar month in which they occur. An example of the calculation of IRR is attached as Exhibit A.

                         (b)Redemption at the Option of the Corporation after
Five Years or Upon Less than 400,000 Shares Outstanding. Notwithstanding the provisions of Paragraph 5(a), (i) at any time after _____, 2000, or (ii) at any time prior thereto if there shall be less than 400,000 shares of Series A Preferred outstanding (adjusted for any stock splits or similar transactions), the Series
 A Preferred may be redeemed in whole or in part at the option of the Corporation. The Corporation will give notice to the holders of the Series A Preferred of its intent to redeem the Series A Preferred not less than 30 nor more than 60 days prior to the redemption date. The redemption price shall be $6.30 per share (declining $0.06 for each of the first 5 full years after ____, 2000), plus in each case, all accrued and unpaid dividends.

                         (c)Redemption at Preferred Stockholders Option.  After
___, 1996, the Corporation will be required, at the option of the holders of the Series A Preferred, to redeem the Series A Preferred of any holder demanding redemption at a price of $6.00 per share plus all accrued and unpaid dividends on the occurrence of any one or more of the following:

                       (i)failure in two consecutive quarters to pay in full the quarterly dividends on the Series A Preferred required by paragraph 1 of this Section 5 (including all dividends accumulated but unpaid for all prior quarters);

                        (ii)a default in the payment of principal or interest on any institutional debt (or debts) having an outstanding balance (or balances aggregating) greater than (a) $5 million for non-recourse debt, and (b) $2 million for recourse debt (which default, in either case, shall not have been cured by the Corporation within 30 business days from the time the Corporation receives written notification of the default);

                            (iii)failure to comply with paragraph 6 hereof;

                            (iv)for calendar year 1996, the Corporation's FAD
(defined below) fails to reach at least a break-even dividend coverage equal to the full dividend payable on the Series A Preferred;

                            (v)for calendar year 1997, the Corporation's FAD
fails to reach at least a break-even dividend coverage equal to the full dividend payable on the Series A Preferred and annual dividends on the Common Stock equal to at least a seven percent (7%) yield on $5.72; and

                            (vi)for calendar year 1998 and subsequent years, the
Corporation's FAD fails to reach at least a break-even dividend coverage equal to the full dividend payable on the Preferred Stock and dividends on the Common Stock equal to at least an eight percent (8%) yield on $5.72 (rounded to the nearest whole cent).

       For purposes of this Charter, Funds Available for Distribution ("FAD") shall mean "Funds From Operations" minus "Non-Revenue Enhancing Capital Expenditures." The calculation of FAD shall be made by the Corporation and the Corporation's independent public accounting firm shall prepare a special use report on such calculation.

     "Funds from Operations" or "FFO" shall be defined in accordance with the FFO White Paper prepared in March 1995 by the National Association of Real Estate Investment Trusts and shall mean the Corporation's net income
(computed in accordance with generally accepted accounting principles in effect on December 31, 1994, applied in a manner consistent with the Corporation's accounting policies and practices as of that date), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. As the White Paper provides, only depreciation and amortization of assets uniquely significant to the real estate industry will be added back. Amounts added back would include real property depreciation, amortization of capitalized leasing expenses, tenant allowances or improvements, and the like. Specifically excluded are the add back of items such as the amortization of deferred financing costs, depreciation of computer software, company office improvements, and other items commonly found in other industries and required to be recognized as expenses in the calculation of net income. Items classified by generally accepted accounting principles as extraordinary or unusual, along with significant non-recurring events that materially distort the comparative measurement of company performance over time, are not meant to be reductions or increases in FFO, and should be disregarded in its calculation. The use of a corporate form versus a partnership form for unconsolidated partnerships and joint ventures should not affect the determination of whether an entity is to be treated as a joint venture for purposes of the definition. Gains or losses on sales of securities or undepreciated land shall be included in FFO, unless they are unusual and non-recurring.

            "Non-Revenue Enhancing Capital Expenditures" shall mean those capital expenditures (computed in accordance with generally accepted accounting principles consistently applied) made with respect to existing real property that the Corporation has owned and leased to others in order to continue (but not those expenditures designed to enhance) the revenue-generating capacity of the property; the following categories of capital expenditures shall not be included for this purpose (and accordingly, the listed capital expenditures will not be deducted from FFO in computing FAD): capital expenditures relating to (i) acquisitions, (ii) deferred maintenance on acquisitions, (iii) tenant improvements and leasing commissions on square footage that was not leased at the time of acquisition, (iv) development of new properties or material new elements of existing properties, and (v) improvements to bring a property into compliance with governmental regulations.

                         (d)Waiver.  The Corporation shall promptly notify each
holder of Series A Preferred of the occurrence of any event set forth at (c) above, and unless such holder has submitted a notice of redemption to the Corporation on or before 90 days after receipt of the Corporation's notice, the holder shall be deemed to have waived the right to have shares of Series
A Preferred redeemed as a result of such occurrence. No such waiver shall constitute as a waiver of rights with respect to any subsequent occurrence.

                         (e)Redemption Date; Notice of Redemption.  The notice
of redemption submitted by the Corporation or a Series A Preferred Stockholder shall set forth: (i) the redemption date which shall be not less than 30 nor more than 60 days after the date of the notice in the case of notice submitted by the Corporation and not less than 30 nor more than 180 days after the date of the notice in the case of notice submitted by a Series A Preferred stockholder;
 (ii) the redemption price; and (iii) the place at which the shareholders may obtain payment of the redemption price upon surrender of their share certificates. In case of a partial redemption of Series A Preferred, such redemption shall be pro rata among the various holders thereof or as determined by lot in the discretion of the Board of Directors. On or before the redemption date, each holder of shares called for redemption shall surrender the certificate representing such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the redemption price on the redemption date. If less than all of the shares represented by a surrendered certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares.

            If, on or before the redemption date, the Corporation has cash funds available or has deposited for such purpose in trust with a bank or trust company sufficient funds to pay the redemption price in full to the holders of all shares called for redemption, the shares so called shall be deemed to be redeemed as of the date of deposit, dividends on those shares shall cease to accrue and no interest shall accrue on redemption price from and after the redemption date.

            All Conversion Rights shall remain valid and effective following the Corporation's notice of redemption, provided that the right to convert shares shall terminate at the close of business on the fifth day prior to the redemption date if the holder thereof has not exercised its Conversion Right in accordance with Paragraph 4(b) on or prior to such date. Any amounts so deposited on account of the redemption price of shares converted subsequent to the date of deposit shall be repaid to the Corporation forthwith upon the conversion of such shares.

                         (f)Automatic Redemption and Authority for Non-Series A
Directors to Cancel. In the event that the size of the Board of Directors has been increased to eleven pursuant to Clauses (i), (ii) or (iii) of Paragraph 3(a) hereof and the holders of Series A Preferred have elected four Series A Directors to fill the newly created vacancies (the date on which the last of such four directors is elected being referred to as the "Board Switch Date"), then all of the shares of Series A Preferred shall be redeemed on the 180th day following the Board Switch Date pursuant to paragraph 5(a) or 5(b) (other than the notice requirements and with any automatic redemption occuring prior to ___________, 1997 being deemed a redemption pursuant to paragraph 5(a)), as applicable, from holders of record of such Shares as of the close of business on the 150th day following the Board Switch Date, unless a majority of the directors who are not Series A Directors rescind such automatic redemption prior to the 180th day following the Board Switch Date. Nothing in this paragraph (f) is intended to limit the rights of the Series A
 Preferred to effect a redemption pursuant to paragraph 5(c) or to limit the authority of a majority of the full board to effect a redemption pursuant to paragraphs 5(a) or 5(b), including the ability to call the Series A Preferred for redemption during the 180 day period following a Board Switch Date notwithstanding the rescission of an automatic redemption by the directors who are not Series A Directors pursuant to this clause
(f) during that period.

                      (g)Payment in Cash. All redemption payments shall be made in cash; provided, however, that if shares of Series A Preferred are called for redemption pursuant to paragraph 5(c) and the Corporation does not reasonably believe that it can obtain the cash necessary to make the redemption payment by the redemption date, the Corporation within 30 days after the date of the redemption notice may provide the holders of Series A Preferred a proposal to pay the redemption price in other than cash, including real property, fully-collateralized senior promissory notes or other assets. Such proposal shall contain a valuation of any assets proposed to be transferred or to be used as collateral to secure the Corporation's obligations. The holders of a majority of the outstanding shares of Series A Preferred called for redemption shall have the right in their absolute discretion, for any reason or no reason, for a period of 30 days to accept or reject such proposed alternative redemption payment following submittal by the Corporation. If holders of a majority of the outstanding shares of Series A Preferred fail to respond within such 30 day period, they shall be deemed to have rejected such proposal.

                         (h)Payment Prohibited By Law.  If the Corporation fails
to make a redemption payment because such payment is prohibited by Section 2-311 of the Maryland General Corporation Law or similar statute, then on the redemption date the Corporation shall provide to the holders of Series A Preferred, whose shares are subject to redemption, payment of the maximum amount that may then be legally paid, on a pro rata basis, together with a certificate of the chief executive or chief financial officer of the Corporation setting forth the computation made under the applicable statutory provision to determine what amount could be legally paid. Thereafter, until the shares subject to redemption have been fully redeemed, within fifteen days after the end of each month, the Corporation shall provide the holders of Series A Preferred whose shares are subject to redemption, a similar certificate showing the computation of the maximum legally permitted redemption payment that may be made as of the end of such month, together with the maximum permitted payment, if any, on a pro rata basis.
All shares of Series A Preferred for which the redemption payment has not been made on the redemption date shall be considered to be outstanding for all purposes. Nothing in this paragraph (h) is intended to limit the other rights of the Series A Preferred relating to the failure of the Company to make a redemption payment.

                      6.Protective Provisions.
                         (a)For so long as the shares of Common Stock issuable
upon conversion of the outstanding shares of Series A Preferred represent at least 15% of the total of (a) the shares of Common Stock outstanding, plus
(b) the shares of Common Stock issuable upon conversion of the outstanding Series A Preferred, then the Corporation shall not voluntarily file or assent to or in any other way participate in the filing of an involuntary petition in bankruptcy or seek similar protection from creditors under federal or state bankruptcy or insolvency laws without first obtaining the approval of holders of a majority of the outstanding shares of Series A Preferred.

                         (b)For so long as (I) either the original purchaser of
the Series A Preferred still holds shares of Series A Preferred or at least one holder holds more than 50% of the outstanding shares of Series A Preferred and (II) the shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred represent at least 15% of the total of (A) the shares of Common Stock outstanding, plus (B) the shares of Common Stock issuable upon conversion of the outstanding Series A Preferred, then the Corporation shall not take any of the following actions without first obtaining the approval of the original purchaser or, if a holder other than the original purchaser owns more than 50% of the outstanding shares of Series A Preferred, such holder ("the Approving Person"):


                          (i) The issuance of or modification of any debt in a
                   principal amount which exceeds $10 million;

                            (ii) New investments, including a purchase of real
               estate operating companies or real estate investment trusts, as defined in Section 856 of the Internal Revenue Code of 1986 ("REIT"), with a purchase price equal to or greater than $10 million, or any series of purchases within any 90 day period with aggregate purchase prices exceeding $25 million;

                            (iii) Issuance of any equity securities other than
                   options granted pursuant to the Director Option Plan or the Employee Option Plan or Common Stock issued upon exercise of such options (except approval will not be required upon issuance of any equity securities the proceeds of which will be used to redeem the Series A Preferred);

                          (iv)Sale of any asset or assets with a sales price in
                    excess of $10 million, or any series of sales within any 90 day period with aggregate sales prices exceeding
                      $25 million;

                            (v)Consolidation or merger of the Corporation;

                            (vi)Modification in any material respect of any
                      employment agreement with an executive officer of the Corporation, including compensation;

                            (vii)Modification of the agreement between the
                      Corporation and Westminster Holdings, Inc., a California
                   corporation, or any other agreement between the Corporation and Peter Bedford or any Affiliate of Peter Bedford which
                    would make such agreement less favorable to the Corporation, or entering into any new agreement, arrangement or transaction with Peter Bedford or any Affiliate of Peter
                  Bedford; provided, however, that this clause (vii) shall not apply to the Standstill Agreement to be entered into between
                      Peter B. Bedford and the Corporation;

                            (viii) Issuance of awards of any shares or options
                      other than those permitted in paragraph (iii) above;

                            (ix)The termination of the Corporation's status as a
                      REIT for tax purposes;

                            (x)Any substantial change in the Corporation's
                      business strategies;

                            (xi)Permit Peter Bedford's ceasing to serve as
                      substantially full-time chief executive officer of the Corporation or disposing of his shares of Common Stock so that Peter Bedford and his Affiliates and members of his
                    immediate family, his spouse, issue, brothers, sisters, and their respective spouses and issue, and trusts for the
                      benefit of such persons) own beneficially less than 1,198,278 shares of Common Stock (as adjusted for stock splits or similar transactions); and

                          (xii) any amendment to the resolution of the Board of
                      Directors exempting from the terms of Section 3-602 of the Maryland General Corporation Law and the Charter any
                    transaction between AEW Partners, L.P. (or any Affiliate of AEW Partners, L.P.) and the Corporation and any transaction contemplated by or resulting from the exercise of any redemption right of the Series A Preferred which may constitute a business combination.

With respect to each of the above transactions, the Approving Person shall be provided with the information regarding the proposed transaction ten business days (any day, Monday through Friday, in which the New York Stock Exchange is open for regular trading) prior to the scheduled approval date. If the Approving Person shall not deliver a written notice objecting to the particular transaction before the end of such ten business day period, the Approving Person shall be deemed to have consented to such transaction.

                         (c)In the event that any holder of Series A Preferred
takes any legal action to enforce any of its rights under this Section 5 of
Article V of the Corporation's Charter, the non-prevailing party shall be required to pay the costs and expenses of the prevailing party incurred in connection with such action, including attorney and witness fees.

            SECOND: The charter of the Corporation is further amended by replacing Article VII in its entirety with the following:

                                ARTICLE VII
              RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

            Section 7.1. Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

                   Aggregate Stock Ownership Limit. The term "Aggregate Stock Ownership Limit" shall mean not more than five percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

                   Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                   Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                   Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation,
 Common Stock, Preferred Stock and Series A Preferred Stock.

                   Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to
Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

                   Charter. The term "Charter" shall mean the charter of the Corporation, as that term is defined in the MGCL.

                   Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                   Common Stock Ownership Limit. The term "Common Stock Ownership Limit" shall mean not more than five percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

                   Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                   Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.

                   Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8: (a) for Peter B. Bedford, fifteen percent of the lesser of the number or value of the outstanding shares of Common Stock, (b) for AEW
Partners, L.P., a Delaware limited partnership ("AEW") together with a partnership or limited liability company that is 100% owned directly or indirectly by AEW, (i) fifty-eight percent of the lesser of the number or value of the outstanding shares of Common Stock and (ii) one hundred percent of the outstanding shares of Series A Preferred Stock and (c) for other, subsequently designated Excepted Holders, as to any class or series of the outstanding Capital Stock, the percentage limit established by the
 Board of Directors pursuant to Section 7.2.7. For these purposes, the outstanding Common Stock shall include the shares of Common Stock into which outstanding shares of Series
A Preferred Stock are convertible, and if shares of the Series A Preferred Stock are redeemed by the Corporation, (a) the percentage limit applicable to Peter
B. Bedford shall be automatically increased so as to permit his continued ownership after the redemption of that number of shares Common Stock that he was permitted to own under the applicable Excepted Holder Limit immediately before the redemption, and (b) notwithstanding Section 7.2.7(d), the percentage limit with respect to shares of
 Common Stock applicable to AEW shall be automatically decreased by the same amount as the increase in (a).

                   Initial Date. The term "Initial Date" shall mean the date upon which the Articles of Amendment containing this Article VII are filed with the State Department of Assessments and Taxation of Maryland.

                   Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital
Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

                   MGCL. The term "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

                   NYSE.  The term "NYSE" shall mean the New York Stock
Exchange.

                   Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section
 642(c) of the Code, association, private foundation within the meaning of
Section 509(a) of the Code, joint
stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

                   Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

                   REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

                   Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines pursuant to Article VI, Section 9 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers
 of shares of Capital Stock set forth
herein is no longer required in order for the Corporation to qualify as a REIT.

                   Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and
(c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

                   Trust.  The term "Trust" shall mean any trust provided for in
Section 7.3.1.

                   Trustee. The term "Trustee" shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

                   Section 7.2  Capital Stock.

                   Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

                   (a)Basic Restrictions.

                      (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                      (ii) No Person shall Beneficially or Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of
Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                      (iii) Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, wouldresult in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

                   (b)Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

                      (i) then that number of shares of the Capital Stock the eneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii)(rounded to the nearest whole shares) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

                   (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

                 Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                   Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

                   Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                   (a)every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held.
Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Capital Stock Ownership Limit.

                   (b)each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                   Section 7.2.5  Remedies Not Limited.  Subject to Article VI,
Section 9 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                   Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

                   Section 7.2.7  Exceptions.

                   (a)Subject to Section 7.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                   (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain
      (to the extent practicable and prudent) that no individual's Beneficial or Constructive Ownership of such shares of Capital Stock will violate
            Section 7.2.1(a)(ii);

                 (ii) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain
         (to the extent practicable and prudent) that such Person does not and presents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in
           Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the
      Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

                   (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through
      7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

                   (b)Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                   (c)Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                   (d)The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

                   Section 7.2.8. Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. The Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit.

                   Section 7.2.9 Legend. Each certificate for shares of Capital Stock shall bear the following legend:

            The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of five percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of five percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

                   Section 7.3  Transfer of Capital Stock in Trust.

                   Section 7.3.1 Ownership in Trust. Upon any purported Transferor other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

                   Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                   Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable
Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of
 Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Article
VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                   Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this
Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

                   Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                   Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the
 Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

            THIRD: The charter of the Corporation is further amended by replacing Article VIII, Section 3, Paragraph (c) in its entirety with the following:

                   (c)A person shall be a "beneficial owner" or shall "beneficially own" stock of the Corporation:

                      (i)which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                         (ii)which such person or any of its Affiliates or
Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

            (iii)which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

            FOURTH: The charter of the Corporation is further amended by replacing Article VIII, Section 3, Paragraph (e) in its entirety with the following:

                   (e)"Affiliate" or "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 5, 1993.

            FIFTH: The amendments to the charter of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law and by the Charter of the Corporation.

            SIXTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 40,000,000, of which 30,000,000 were shares of Common Stock, $.01 par value per share, and 10,000,000 were Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having a par value was $400,000.00.

            SEVENTH: The total number of shares of stock which the Corporation has authority to issue, pursuant to the charter of the Corporation as hereby amended, is 50,000,000, of which 30,000,000 are shares of Common Stock, $.01 par value per share, 10,000,000 are shares of Preferred Stock, $.01 par value per share, and 10,000,000 are shares of Series A Convertible Preferred Stock. The aggregate par value of all authorized shares of stock having a par value is $500,000.00.

            EIGHTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this _______ day of ________________, 1995.

ATTEST:

BEDFORD PROPERTY INVESTORS, INC.



By:                          (Seal)

            President



By:_________________________

            Secretary

                                 EXHIBIT B

                           ARTICLES OF AMENDMENT
                           DELETING ARTICLE VIII
               (RELATING TO CERTAIN BUSINESS COMBINATIONS)
                             FROM THE CHARTER


            THIS IS TO CERTIFY THAT:

            FIRST: The charter of Bedford Property Investors, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article VIII in its entirety.

            SECOND: The charter of the Corporation is further amended by deleting the remainder of the penultimate sentence of Article IX following the phrase "entitled to be cast on the matter".

                   THIRD: The amendment to the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

            FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ___ day of __________, 1995.

ATTEST:               BEDFORD PROPERTY INVESTORS, INC.

By:                        (seal)
Secretary            President

                     BEDFORD PROPERTY INVESTORS, INC.

                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                   THIS PROXY IS SOLICITED BY MANAGEMENT

  The undersigned stockholder of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), hereby appoints Jennifer I. Mori and Donald A. Lorenz, and each of them, as proxies for the undersigned, with full power of substitution, to attend, to vote and otherwise represent all of the shares that the undersigned holders of record at the Annual Meeting of Stockholders of the Company to be held on ________________, 1995 at ________.m. at
       , and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present, as instructed below on each of the following matters, as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.


1.     Election of Directors:   Peter B. Bedford, Anthony Downs, Anthony M.
                                Frank, Martin I. Zankel, Claude M. Ballard

       For all nominees              Withhold authority as to all
      (Except as marked to the                  nominees
                  contrary below)

______________________________________________________________________________
_______________
To withhold authority for any individual nominee(s), print the name(s) of the nominee(s) above.

2.     Approval of the Sale of        FOR       AGAINST        ABSTAIN
  Series A Convertible
  Preferred Stock

3.     Approval of the Amendment      FOR       AGAINST        ABSTAIN
  to the Company's Charter
  to (i) create the Series A
  Convertible Preferred Stock
  and to state the terms
  thereof, and (ii) include
  provisions limiting the
  transferability of the
  Company's stock

4.     Approval of the Amendment      FOR       AGAINST        ABSTAIN
  to the Company's Charter
  deleting Article VIII relating
  to certain business combinations

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

  The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH THE SPECIFICATIONS MADE.  IF THIS PROXY IS EXECUTED BUT NO
SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE
VOTED FOR EACH OF THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                            MARK HERE IF YOU PLAN TO ATTEND THE
                           MEETING

                           Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                           Dated  ______________________________, 1995

                           _____________________________________________________
                                          Signature

                           _____________________________________________________
                                     Signature, if held jointly

Votes must be indicated by filling in X in Black or Blue ink.
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope